                      AGREEMENT AND PLAN OF REORGANIZATION

                                      among

                       BERKSHIRE FINANCIAL HOLDINGS, INC.,

                          BFHI ACQUISITION CORPORATION,

                             USABANCSHARES.COM, INC.

                                       and

                              vBANK, A SAVINGS BANK

                            dated as of March 9, 2002

                      AGREEMENT AND PLAN OF REORGANIZATION


         AGREEMENT AND PLAN OF REORGANIZATION, dated as of March 9, 2002 ("Agreement"), among Berkshire Financial Holdings, Inc. ("BFHI"), a Pennsylvania corporation, BFHI Acquisition Corporation ("Acquisition"), a Pennsylvania corporation and wholly-owned subsidiary of BFHI, USABancShares.com, Inc. ("USAB"), a Pennsylvania corporation, and vBank, a Savings Bank (the "Bank"), a Pennsylvania-chartered savings bank and wholly-owned subsidiary of USAB.


                              W I T N E S S E T H:


         WHEREAS, the Boards of Directors of BFHI, Acquisition, USAB and the Bank have determined that it is advisable and in the best interests of their respective companies and their shareholders, employees, customers and communities to consummate the business transactions provided for herein; and

         WHEREAS, the parties desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated hereby; and

         WHEREAS, as a condition and inducement to BFHI's willingness to enter into this Agreement, the directors and executive officers of USAB and the Bank named therein are concurrently entering into a Stockholder Agreement with BFHI (the "Stockholder Agreement"), in substantially the form attached hereto as Exhibit A, pursuant to which, among other things, such persons agree to vote their shares of USAB Common Stock (as defined herein) in favor of this Agreement and the transactions contemplated hereby;

         WHEREAS, as a further condition and inducement to BFHI's willingness to enter into this Agreement, USAB is concurrently entering into a Stock Option Agreement with BFHI (the "USAB Option Agreement"), in substantially the form attached hereto as Exhibit B, pursuant to which USAB is granting to BFHI the option to purchase shares of USAB Common Stock under certain circumstances; and

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements herein contained, the parties hereto, intending to be legally bound, do hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         "Acquisition" shall mean BFHI Acquisition Corporation.

         "Acquisition Transaction" shall have the meaning set forth in Section 5.6(c) hereof.

         "Affiliate" shall mean, with respect to any Person, any Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

         "Affiliated Group" shall mean any affiliated group within the meaning of Section 1504(a) of the Code or any similar group defined under a similar provision of state, local or foreign law.

         "Agreement of Merger" shall mean the Agreement of Merger dated as of the date hereof by and between Acquisition and USAB, a copy of which is attached hereto as Exhibit H.

         "Bank" shall mean vBank, a Savings Bank.

         "Bank Common Stock" shall mean the common stock, par value $2.50 per share, of the Bank.

         "BFHI" shall mean Berkshire Financial Holdings, Inc.

         "BFHI Common Stock" shall mean the common stock, par value $.01 per share, of BFHI.

         "BFHI Preferred Stock" shall mean the shares of preferred stock, par value $.01 per share, of BFHI .

         "BFHI Promissory Note" shall have the meaning set forth in Section 5.13(a) hereto.

         "BHCA" shall mean the Bank Holding Company Act of 1956, as amended.

         "BIF" shall mean the Bank Insurance Fund administered by the FDIC.

         "Closing" shall have the meaning set forth in Section 2.5 hereof.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Commission" shall mean the Securities and Exchange Commission.

         "Confidentiality Agreement" shall have the meaning set forth in Section 5.4(b) hereof.

         "CRA" shall mean the Community Reinvestment Act of 1977, as amended.

         "Department" shall mean the Commonwealth of Pennsylvania Department of Banking.

         "Dissenting Shares" shall have the meaning set forth in Section 2.8 hereof.

         "Effective Time" shall mean the time specified pursuant to Section 2.5 hereof as the effective time of the Merger.

         "Environmental Claim" shall mean any written notice from any governmental authority or third party alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on, or resulting from the presence, or release into the environment, of any Materials of Environmental Concern.

         "Environmental Laws" shall mean any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any governmental entity relating to (1) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface or subsurface soil, plant and animal life or any other natural resource), and/or (2) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Materials of Environmental Concern. The term Environmental Laws includes without limitation (1) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C.
Section 9601, et seq; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 2901, et seq; the Clean Air Act, as amended, 42 U.S.C. Section 7401, et seq; the Federal Water Pollution Control Act, as amended, 33 U.S.C.
Section 1251, et seq; the Toxic Substances Control Act, as amended, 15 U.S.C.
Section 9601, et seq; the Emergency Planning and Community Right to Know Act, 42 U.S.C. Section 11001, et seq; the Safe Drinking Water Act, 42 U.S.C. Section 300f, et seq; (2) all comparable state and local laws and any amendment, rule, regulation, order, or directive issued thereunder; and (3) any common law (including without limitation common law that may impose strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Materials of Environmental Concern.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Exchange Agent" shall have the meaning set forth in Section 2.7(b) hereof.

         "FDIA" shall mean the Federal Deposit Insurance Act, as amended.

         "FDIC" shall mean the Federal Deposit Insurance Corporation, or any successor thereto.

         "FRB" shall mean the Board of Governors of the Federal Reserve System.

         "Governmental Entity" shall mean any federal or state court, administrative agency or commission or other governmental authority or instrumentality.

         "Liquidation" shall have the meaning set forth in Section 2.1 hereof.

         "Material Adverse Effect" shall mean, with respect to USAB or any Subsidiary, any event, change or occurrence that has or would reasonably be expected to have a material adverse change on the business, operations, results of operations or financial condition of USAB and its Subsidiaries considered as one enterprise but shall not include any adverse change with respect to, or effect on such entity resulting from (1) changes in general economic conditions (including, without limitation, increases or decreases in market rates of interest), (2) any change in a law, rule or regulation generally applicable to financial institutions, (3) any change in generally accepted accounting principles or regulatory accounting principles, as such would apply to the financial statements of such entity, (4) actions taken or to be taken by USAB or the Bank in accordance with the specific terms of this Agreement or based upon the written request of BFHI or Acquisition pursuant to this Agreement, or (5) an "Event of Default" as such term is defined in the Loan Agreement dated March 31, 2000 by and between USAB and Crusader Bank (now Royal Bank of Pennsylvania), as amended, or an "Event of Default" under Section 6(d) of the Collateral Pledge and Security Agreement dated March 31, 2000 between the same parties, in each case, resulting from a failure to pay interest or principal on the "Loan" (as defined in each agreement) (in either case, a "Loan Agreement Event of Default")(Royal Bank of Pennsylvania and its assigns are hereinafter referred to as the "Lender").

         "Materials of Environmental Concern" shall mean pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other materials regulated under the Environmental Laws.

         "Merger" shall have the meaning set forth in Section 2.1 hereof.

         "Merger Consideration" shall mean cash consideration equal to $0.60 per share of USAB Common Stock, into which shares of USAB Common Stock shall be converted in the Merger pursuant to Section 2.6(c) hereof.

         "Offering" shall mean the offer and sale of BFHI Common Stock conducted in accordance with Section 5.14 hereof.

         "PBCL" shall mean the Pennsylvania Business Corporation Law of 1988, as amended.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor thereto.

         "Person" shall mean an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or a political subdivision or an agency or instrumentality thereof.

         "Previously Disclosed" shall mean disclosed in (i) a schedule dated the date hereof delivered from the disclosing party to the other party specifically referring to the appropriate section of this Agreement and describing in reasonable detail the matters contained therein or (ii) a letter dated after the date hereof from the disclosing party specifically referring to this Agreement and describing in reasonable detail the matters contained therein and delivered by the other party pursuant to Section 5.11 hereof.

         "Private Placement Memorandum" means the private placement memorandum utilized by BFHI in connection with the Offering.

         "Proxy Statement" shall mean the proxy statement, as amended or supplemented, to be delivered by USAB to its shareholders in connection with the solicitation of their approval of this Agreement and the transactions contemplated hereby.

         "Rights" shall mean warrants, options, rights, convertible securities and other arrangements or commitments which obligate an entity to issue or dispose of any of its capital stock or other ownership interests.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Securities Documents" shall mean all reports, offering circulars, proxy statements, registration statements and all similar documents filed pursuant to the Securities Laws, as amended and restated.

         "Securities Laws" shall mean the Securities Act, the Exchange Act and the rules and regulations of the Commission promulgated thereunder.

         "Stockholder Agreement" shall mean the agreement dated the date hereof between BFHI and certain of the stockholders of USAB, the form of which is attached hereto as Exhibit A.

         "Subsidiary" of any Person shall mean any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the Board of Directors or other persons performing similar functions are owned directly or indirectly by such Person.

         "Surviving Corporation" shall have the meaning set forth in Section 2.1 hereof.

         "Tax" or "Taxes" shall mean any U.S. federal, state, local or foreign income, gross receipts, profits, windfall profits, severance, occupation, premium, environmental, personal property, real property, intangibles, ad valorem, mortgage, production, sales, use, license, excise, customs duties, franchise, registration, value-added, estimated, documentary, stamp, transfer, capital stock, employment, payroll, withholding, social security (or similar), unemployment, disability, transfer, withholding or other taxes or charges of any kind whatsoever levied or imposed on any person or such person's income, properties, assets or operations by any governmental authority or under any law, together with any interest, additions to tax or penalties with respect thereto and any interest in respect of such additions to tax or penalties, whether or not disputed.

         "Tax Returns" shall mean any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto and any amendment thereof.

         "USAB" shall mean USABancShares.com, Inc.

         "USAB Capital Securities" shall mean the USAB Common Securities and the USAB Preferred Securities, each issued by the USAB Trust.

         "USAB Common Securities" shall mean the shares of common securities issued to USAB by the USAB Trust.

         "USAB Common Stock" shall mean the common stock, par value $1.00 per share, of USAB.

         "USAB Debentures" shall mean the junior subordinated debentures issued by USAB to the USAB Trust.

         "USAB Employee Plans" shall have the meaning set forth in Section 3.13(a) hereof.

         "USAB Financial Statements" shall mean (i) the consolidated financial statements referred to in Section 3.7(a) hereof (each as amended and restated), and (ii) the consolidated balance sheets of USAB (including related notes and schedules, if any), and the consolidated statements of income, changes in stockholders' equity and cash flows (including related notes and schedules, if any) of USAB with respect to the quarterly and annual periods ended subsequent to September 30, 2001 and delivered to BFHI pursuant to Section 5.7 hereof.

         "USAB Option" shall mean each option outstanding under the USAB Stock Option Plan.

         "USAB Option Agreement" shall mean the agreement dated the date hereof, between USAB and BFHI, the form of which is set forth as Exhibit B hereto.

         "USAB Preferred Securities" shall mean the preferred securities issued by the USAB Trust to investors.

         "USAB Preferred Stock" shall mean the preferred stock par value $1.00 per share, of USAB.

         "USAB Stock Option Plan" shall mean the USABancShares.com, Inc. Stock Option Plan.

         "USAB Trust" shall mean the USA Capital Trust I established by USAB.

         Other terms used herein are defined in the preamble and elsewhere in this Agreement.

                                   ARTICLE II

                                   THE MERGER

2.1      The Merger

         Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 2.5 hereof), Acquisition shall be merged with and into USAB in accordance with Section 1921 of the PBCL (the "Merger"), with USAB as the surviving corporation (hereinafter sometimes called the "Surviving Corporation"). Simultaneously with or as soon as practicable after the Merger, the Surviving Corporation shall be merged with and into BFHI (the "Liquidation") in accordance with an Agreement and Plan of Merger, the form of which is attached hereto as Exhibit C.

2.2      Effect of the Merger

         As of the Effective Time (as defined in Section 2.5 hereof), the Surviving Corporation shall be considered the same business and corporate entity as each of USAB and Acquisition and thereupon and thereafter, all the property, rights, powers and franchises of each of USAB and Acquisition shall vest in the Surviving Corporation and the Surviving Corporation shall be subject to and be deemed to have assumed all of the debts, liabilities, obligations and duties of each of USAB and Acquisition and shall have succeeded to all of each of their relationships, fiduciary or otherwise, as fully and to the same extent as if such property rights, privileges, powers, franchises, debts, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Corporation. In addition, any reference to either of USAB and Acquisition in any contract or document, whether executed or taking effect before or after the Effective Time, shall be considered a reference to the Surviving Corporation if not inconsistent with the other provisions of the contract or document; and any pending action or other judicial proceeding to which either of USAB and Acquisition is a party shall not be deemed to have abated or to have discontinued by reason of the Merger, but may be prosecuted to final judgment, order or decree in the same manner as if the Merger had not been made, or the Surviving Corporation may be substituted as a party to such action or proceeding, and any judgment, order or decree may be rendered for or against it that might have been rendered for or against either of USAB and Acquisition if the Merger had not occurred.

2.3      Articles of Incorporation and Bylaws

         As of the Effective Time, the Articles of Incorporation and Bylaws of USAB shall be the Articles of Incorporation and Bylaws of the Surviving Corporation until otherwise amended as provided by law.

2.4      Directors and Officers

         As of the Effective Time, the directors and officers of Acquisition shall become the directors and officers of the Surviving Corporation and BFHI shall have taken steps to elect Wayne O. Leevy to the Board of Directors of the Surviving Corporation in accordance with Section 5.8(d) hereof.

2.5      Effective Time

         The Merger shall become effective upon the occurrence of the filing of Articles of Merger ("Articles of Merger") with the Department of State of the Commonwealth of Pennsylvania, unless a later date and time is specified as the effective time in such Articles of Merger ("Effective Time"). A closing (the "Closing") shall take place immediately prior to the Effective Time at 10:00 a.m., Eastern Time, on the third business day following the receipt of all necessary regulatory or governmental approvals and consents and the expiration of all statutory waiting periods in respect thereof and the satisfaction or waiver, to the extent permitted hereunder, of the conditions to the consummation of the Merger specified in Article VI of this Agreement (other than the delivery of certificates and other instruments and documents to be delivered at the Closing), at the principal offices of counsel to BFHI in Vienna, Virginia or at such other place, at such other time, or on such other date as the parties may mutually agree upon. At the Closing, the Agreement of Merger shall be filed with the Corporation Bureau in Harrisburg, Pennsylvania, and there shall be delivered to the parties hereto the certificates and other documents required to be delivered under Article VI hereof.

2.6      Effect on Outstanding Shares

         Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Merger and without any action on the part of any party hereto:

         (a) Each share of BFHI Common Stock issued and outstanding immediately prior to the Effective Time shall be unchanged and shall remain issued and outstanding.

         (b) Each share of common stock of Acquisition issued and outstanding immediately prior to the Effective Time shall become the issued and outstanding common stock of the Surviving Corporation.

         (c) Each share of USAB Common Stock issued and outstanding immediately prior to the Effective Time (other than (i) shares held by USAB or the Bank, which shall be canceled and retired without consideration, and (ii) Dissenting Shares) shall become and be converted into the right to receive, without any action on the part of the holders thereof, the Merger Consideration.

2.7      Shareholder Rights; Stock Transfers and Exchange Procedures

         (a) Subject to the provisions of Section 2.8 hereof, at the Effective Time, each holder of a certificate or certificates representing outstanding shares of USAB Common Stock (the "Certificates") shall cease to have any rights with respect thereto, except the right to receive, upon the surrender of any such Certificates in accordance with this Section 2.7, the amount of the Merger Consideration into which each share of USAB Common Stock shall have been converted pursuant to Section 2.6 hereof, without interest. After the Effective Time, there shall be no further registration of transfers on the stock transfer books of USAB of shares of USAB Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to BFHI or the Exchange Agent for any reason, they shall be canceled and exchanged as provided hereunder, except as otherwise provided by law.

         (b) At least one business day prior to the Effective Time, BFHI shall deposit in trust with an agent duly appointed by BFHI (the "Exchange Agent") cash in an amount equal to the aggregate Merger Consideration. At or after the Effective Time, each holder of a Certificate or Certificates, upon surrender of the same to the Exchange Agent, shall be entitled to receive in exchange therefor the Merger Consideration for each share of USAB Common Stock theretofore represented by the Certificate or Certificates so surrendered, which shall have been converted as provided in Section 2.6(c) hereof. Within five (5) days following the Effective Time, the Exchange Agent shall mail to each holder of record of an outstanding Certificate a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to such Certificate shall pass, only upon delivery of such Certificate to the Exchange Agent) advising such holder of the terms of the exchange effected by the Merger and of the procedure for surrendering to the Exchange Agent such Certificate in exchange for their interest in the Merger Consideration.

         (c) BFHI shall not be obligated to deliver the interest in the Merger Consideration to which a holder of USAB Common Stock would otherwise be entitled as a result of the Merger until such holder surrenders a Certificate or Certificates for exchange as provided in this Section 2.7, or, in default thereof, an appropriate affidavit of loss and indemnity agreement and/or a bond in an amount as may be reasonably required in each case by BFHI. If payment of the Merger Consideration is to be made to a person other than the registered holder of the USAB Certificate(s) surrendered, it shall be a condition of such payment that the USAB Certificate(s) so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the USAB Certificate(s) surrendered or establish to the satisfaction of BFHI or Acquisition that such tax has been paid or is not applicable.

         (d) Any portion of the aggregate Merger Consideration delivered to the Exchange Agent by BFHI pursuant to Section 2.7(b) hereof that remains unclaimed by the stockholders of USAB for six months after the Effective Time (as well as any proceeds from any investment thereof) shall be delivered by the Exchange Agent to BFHI. Any stockholders of USAB who have not exchanged their shares of USAB Common Stock for the Merger Consideration in accordance with this Agreement shall thereafter look only to BFHI for the consideration deliverable in respect of each share of USAB Common Stock such stockholder holds as determined pursuant to this Agreement without any interest thereon. If outstanding Certificates for shares of USAB Common Stock are not surrendered or the payment for them is not claimed prior to the date on which payment of the Merger Consideration would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable law, become the property of BFHI (and to the extent not in its possession shall be delivered to it), free and clear of all claims or interest of any person previously entitled to such property. Neither the Exchange Agent nor any party to this Agreement shall be liable to any holder of stock represented by any Certificate for any consideration paid to a public official pursuant to applicable abandoned property, escheat or similar laws. BFHI and the Exchange Agent shall be entitled to rely upon the stock transfer books of USAB to establish the identity of those persons entitled to receive the Merger Consideration specified in this Agreement, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Certificate, BFHI and the Exchange Agent shall be entitled to deposit any consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

2.8      Dissenting Shares

         Each outstanding share of USAB Common Stock, the holder of which has perfected his right to dissent under the PBCL and has not effectively withdrawn or lost such right as of the Effective Time (the "Dissenting Shares") shall not be converted into or represent a right to receive the Merger Consideration hereunder and the holder thereof shall be entitled only to such rights as are granted by the PBCL. If any holder of Dissenting Shares shall fail to perfect or shall have effectively withdrawn or lost the right to dissent, the Dissenting Shares held by such holder shall thereupon be treated as though such Dissenting Shares had been converted into the right to receive the Merger Consideration in accordance with the applicable provisions of this Agreement. USAB shall give BFHI prompt notice upon receipt by USAB of any such written demands for payment of the fair value of shares of USAB Common Stock and of withdrawals of such demands and any other instruments provided pursuant to the PBCL. Any payments made in respect of Dissenting Shares shall be made by the Surviving Corporation.

2.9      Additional Actions

         If, at any time after the Effective Time, the Surviving Corporation shall consider that any further assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its rights, title or interest in, to or under any of the rights, properties or assets of USAB acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or (ii) otherwise carry out the purposes of this Agreement, each of USAB and its proper officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of this Agreement; and the proper officers and directors of the Surviving Corporation are fully authorized in the name of USAB or otherwise to take any and all such action.


                                  ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF USAB AND THE BANK

         Except as Previously Disclosed, USAB and the Bank represent and warrant to BFHI and Acquisition as follows:

3.1      Capital Structure of USAB

         The authorized capital stock of USAB consists of 25,000,000 shares of USAB Common Stock and 5,000,000 shares of USAB Preferred Stock. As of the date hereof, there are 5,729,167 shares of USAB Common Stock issued and outstanding, 169,889 shares of USAB Common Stock held as treasury shares and no shares of USAB Preferred Stock outstanding. All outstanding shares of USAB Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and none of the outstanding shares of USAB Common Stock have been issued in violation of the preemptive rights of any Person. USAB has Previously Disclosed each USAB Option outstanding as of the date hereof, including the number of shares covered by each such USAB Option and the exercise price thereof. Except for USAB Options to purchase 176,554 shares of USAB Common Stock as of the date hereof and the option granted by USAB to BFHI hereof pursuant to the USAB Option Agreement, there are no Rights authorized, issued or outstanding with respect to the capital stock of USAB. The USAB Debentures have been duly authorized and issued in accordance with their terms.

3.2      Organization, Standing and Authority of USAB

         USAB is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. USAB has the corporate power and authority to own or lease all of its properties and assets and to conduct its business as it is now being conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on USAB and its Subsidiaries considered as one enterprise. USAB is registered as a bank holding company under the BHCA. USAB has heretofore delivered or made available to BFHI true and complete copies of the Articles of Incorporation and Bylaws of USAB as in effect as of the date hereof.

3.3      Ownership of USAB's Subsidiaries

         The only direct or indirect Subsidiaries of USAB are the Bank, USAB Trust, USARealEstate, Inc. and USACredit, Inc. Except for (i) its ownership of the Bank Common Stock and common stock of USARealEstate, Inc. and USACredit, Inc., (ii) its ownership of the USAB Common Securities, and (iii) securities and other interests held in a fiduciary capacity by the Bank and beneficially owned by third parties or taken in consideration of debts previously contracted, USAB does not own or have the right to acquire, directly or indirectly, any outstanding capital stock or other voting securities or ownership interests of any Person. The authorized capital stock of the Bank consists of 100,000 shares of Bank Common Stock. As of the date hereof, there were 78,800 shares of the Bank Common Stock issued and outstanding and no shares of the Bank Common Stock are held as treasury shares. The authorized Capital Stock of USARealEstate, Inc. consists of 1,000 shares of common stock. USAB owns all of the outstanding shares of common stock of USARealEstate, Inc. and no shares of such common stock are held as treasury shares. USAB owns all of the outstanding capital stock of USACredit, Inc. and no shares of such capital stock are held as treasury shares. As of the date hereof, there were 310 USAB Common Securities issued and outstanding, all of which are directly owned by USAB and none are held as treasury shares, and 10,000 USAB Preferred Securities issued and outstanding. The outstanding Bank Common Stock, USARealEstate, Inc. common stock and USAB Capital Securities have been duly authorized and validly issued, are fully paid and nonassessable and, except in the case of the USAB Preferred Securities, are directly owned by USAB free and clear of all liens, claims, encumbrances, charges, pledges, restrictions or rights of third parties of any kind whatsoever. No Rights are authorized, issued or outstanding with respect to the Bank Common Stock, USARealEstate, Inc. common stock or USAB Capital Securities and, except for agreements entered into in connection with the USAB Capital Securities, there are no agreements, understandings or commitments relating to the right of USAB to vote or to dispose of such capital stock or other ownership interests.

3.4      Organization, Standing and Authority of USAB's Subsidiaries

         (a) The Bank, USARealEstate, Inc. and USACredit, Inc. (i) are duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, (ii) have the corporate power and authority to own or lease all of their respective properties and assets and to conduct their respective businesses as they are now being conducted, and (iii) are duly licensed or qualified to do business and are in good standing in each jurisdiction in which the nature of the business conducted by them or the character or location of the properties and assets owned or leased by them makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on USAB and its Subsidiaries considered as one enterprise. The deposit accounts of the Bank are insured by the BIF to the maximum extent permitted by the FDIA, and the Bank has paid all deposit insurance premiums and assessments required by the FDIA and the regulations thereunder. USAB has heretofore delivered or made available to BFHI true and complete copies of the Articles of Incorporation and Bylaws of the Bank as in effect as of the date hereof.

         (b) The USAB Trust (i) is duly organized, validly existing and in good standing as a business trust under the laws of the State of Delaware, (ii) has the power and authority to own or lease all of its properties and assets and to conduct its business as it is now being conducted, and (iii) is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or by character or location of the properties or assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on USAB and its Subsidiaries considered as one enterprise.

3.5      Authorized and Effective Agreement; Consents and Approvals

         (a) USAB and the Bank have all requisite corporate power and authority to enter into this Agreement and the Agreement of Merger, as applicable, and (subject to receipt of all necessary governmental approvals and the approval of USAB's shareholders of this Agreement and the transactions contemplated hereby) to perform all of their obligations under this Agreement and the Agreement of Merger. The execution and delivery of this Agreement and the Agreement of Merger and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of USAB and the Bank, as applicable, except for the approval of this Agreement and the transactions contemplated hereby by USAB's shareholders. This Agreement and the Agreement of Merger have been duly and validly executed and delivered by USAB and the Bank, as applicable, and, except for the approval of this Agreement and the transactions contemplated hereby by USAB's shareholders, constitute legal, valid and binding obligations of USAB and the Bank which are enforceable against USAB and the Bank in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors' rights generally, and except that the availability of equitable remedies (including, without limitation, specific performance) is within the discretion of the appropriate court, regardless of whether enforcement is considered in a proceeding in equity or at law.

         (b) None of the execution and delivery of this Agreement and the Agreement of Merger by USAB and the Bank, as applicable, the consummation by USAB and the Bank of the transactions contemplated hereby and thereby in accordance with the terms hereof or thereof, or the compliance by USAB and the Bank with any of the terms or provisions hereof or thereof, will (i) violate any provision of the Articles of Incorporation and Bylaws or equivalent documents of USAB or its Subsidiaries, (ii) assuming that the consents and approvals set forth herein are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to USAB or its Subsidiaries or any of their respective properties or assets, or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the respective properties or assets of USAB or its Subsidiaries under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which USAB or its Subsidiaries are a party, or by which any of their respective properties or assets may be bound or affected, except, with respect to (ii) and (iii) above, such as individually or in the aggregate will not have a Material Adverse Effect on USAB and its Subsidiaries considered as one enterprise and which will not prevent or delay the consummation of the transactions contemplated hereby. Except for consents and approvals of or filings or registrations with or notices to the FRB, the FDIC, the Commission, the Department and the stockholders of USAB, no consents or approvals of or filings or registrations with or notices to any Governmental Entity or non-governmental third party are required on behalf of USAB or the Bank in connection with (a) the execution and delivery of this Agreement and the Agreement of Merger by USAB and the Bank, as applicable, and
(b) the completion by USAB and the Bank of the transactions contemplated hereby and thereby, except for any such non-governmental third party consents or approvals, the failure of which to obtain would not result in a Material Adverse Effect on USAB and its Subsidiaries considered as one enterprise or prevent or delay the consummation of the transactions contemplated hereby.

         (c) As of the date hereof, neither USAB nor the Bank is aware of any reasons relating to USAB or the Bank why all consents and approvals shall not be procured from all regulatory agencies having jurisdiction over the transactions contemplated by this Agreement as shall be necessary for consummation of the transactions contemplated by this Agreement.

3.6      Securities Documents and Regulatory Reports

         (a) USAB has previously delivered or made available to BFHI a complete copy of all Securities Documents filed by USAB pursuant to the Securities Laws or mailed by the Company to its shareholders as a class since January 1, 1997. USAB has filed with the Commission all Securities Documents required by the Securities Laws and such Securities Documents complied in all material respects with the Securities Laws and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date.

         (b) Since January 1, 1997, USAB and the Bank have duly filed with the appropriate regulatory authorities (excluding the Commission), the monthly, quarterly and annual reports required to be filed under applicable laws and regulations and such reports, as the same may have been amended from time to time, were in all material respects complete and accurate and in compliance with the requirements of applicable laws and regulations (except with respect to the timeliness of any such filings), and USAB and the Bank have previously delivered or made available to BFHI accurate and complete copies of all such reports. In connection with the most recent examinations of USAB and the Bank by the appropriate regulatory authorities, neither USAB nor the Bank were required to correct or change any action, procedure or proceeding which USAB or the Bank believes in good faith has not been now corrected or changed, other than corrections or changes which, if not made, either individually or in the aggregate, would not have a Material Adverse Effect on USAB and its Subsidiaries considered as one enterprise. The most recent regulatory rating given to the Bank as to compliance with the CRA is at least "satisfactory." To the knowledge of USAB and the Bank, since its last regulatory examination of CRA compliance, the Bank has not received any complaints as to CRA compliance.

3.7      Financial Statements

         (a) USAB has previously delivered or made available to BFHI accurate and complete copies of the consolidated balance sheet of USAB as of December 31, 2000 and 1999 and the consolidated statements of income, changes in shareholders' equity and cash flows for each of the three years ended December 31, 2000, 1999 and 1998, which are accompanied by the audit report of Grant Thornton LLP, and (ii) the unaudited consolidated balance sheets as of March 31, 2001, June 30, 2001 and September 30, 2001 and the related unaudited consolidated statements of income, changes in shareholders' equity and cash flows for each of the three month periods ended March 31, 2001, June 30, 2001 and September 30, 2001, and in each case, as amended. The USAB Financial Statements referred to herein (as amended and restated), as well as the USAB Financial Statements to be delivered pursuant to Section 5.7 hereof (including the related notes, where applicable), fairly present or will fairly present, as the case may be, the consolidated financial condition of USAB as of the respective dates set forth therein, and the consolidated results of operations, changes in shareholders' equity and cash flows of USAB for the respective periods or as of the respective dates set forth therein (it being understood that any USAB Financial Statements with respect to interim periods are not audited and are not prepared with all related notes but have been, or will be, prepared in compliance with all applicable legal and regulatory accounting requirements and reflect all adjustments which are, in the opinion of USAB, necessary for a fair presentation of such financial statements, subject to normal year-end adjustments).

         (b) The USAB Financial Statements have been or will be, as the case may be, prepared in accordance with generally accepted accounting principles consistently applied during the periods involved, except as stated therein, and except that unaudited USAB Financial Statements may not include all footnote disclosures required by generally accepted accounting principles. The audits of USAB and its Subsidiaries have been conducted in accordance with generally accepted auditing standards. The books and records of USAB and its Subsidiaries are being maintained in material compliance with applicable legal and accounting requirements, and such books and records accurately reflect in all material respects all dealings and transactions in respect of the business, assets, liabilities and affairs of USAB and its Subsidiaries.

         (c) Except to the extent (i) reflected, disclosed or provided for in the consolidated statement of financial condition of USAB as of September 30, 2001, as amended and restated (including related notes), and (ii) of liabilities incurred since such date in the ordinary course of business, none of USAB nor its Subsidiaries has any liabilities, whether absolute, accrued, contingent or otherwise, which would have a Material Adverse Effect on USAB and its Subsidiaries considered as one enterprise.

3.8      Material Adverse Change

         Since September 30, 2001, (i) USAB and its Subsidiaries have conducted their respective businesses in the ordinary and usual course and (ii) no event has occurred or circumstances arisen that, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on USAB and its Subsidiaries considered as one enterprise.

3.9      Environmental Matters

         (a) USAB and the Bank have Previously Disclosed all violations of any Environmental Laws by USAB or its Subsidiaries whether or not such violations would have, individually or in the aggregate, a Material Adverse Effect on USAB and its Subsidiaries considered as one enterprise. To the knowledge of USAB and the Bank, USAB and its Subsidiaries are in compliance with all Environmental Laws, except for any violations of any Environmental Law which would not, individually or in the aggregate, have a Material Adverse Effect on USAB and its Subsidiaries considered as one enterprise. Neither USAB nor its Subsidiaries has received any communication alleging that the USAB or its Subsidiaries is not in such compliance and, to the knowledge of USAB and the Bank, there are no present circumstances that would prevent or interfere with the continuation of such compliance.

         (b) USAB and the Bank have Previously Disclosed all properties owned, leased or operated by USAB or its Subsidiaries or which serve as collateral for loans owned by USAB or its Subsidiaries which have been or are in violation of or liable under any Environmental Law, whether or not any such violations or liabilities would have, individually or in the aggregate, a Material Adverse Effect on USAB and its Subsidiaries considered as one enterprise. To the knowledge of USAB and the Bank, none of the properties owned, leased or operated by the USAB or its Subsidiaries nor any of the properties which serve as collateral for loans owned by USAB or its Subsidiaries has been or is in violation of or liable under any Environmental Law, except any such violations or liabilities which would not, individually or in the aggregate, have a Material Adverse Effect on USAB and its Subsidiaries considered as one enterprise.

         (c) USAB and the Bank have Previously Disclosed all past or present actions, activities, circumstances, conditions, events or incidents that could reasonably form the basis of any Environmental Claim or other claim or action or governmental investigation that could result in the imposition of any liability arising under any Environmental Law against USAB or its Subsidiaries or against any person or entity whose liability for any Environmental Claim USAB or its Subsidiaries has or may have retained or assumed either contractually or by operation of law, including but not limited to loans made by USAB or the Bank, whether or not such would have individually or in the aggregate, a Material Adverse Effect on USAB and its Subsidiaries considered as one enterprise. To the knowledge of USAB and the Bank, there are no past or present actions, activities, circumstances, conditions, events or incidents that could reasonably form the basis of any Environmental Claim or other claim or action or governmental investigation that could result in the imposition of any liability arising under any Environmental Law against USAB or its Subsidiaries or against any person or entity whose liability for any Environmental Claim USAB or its Subsidiaries has or may have retained or assumed either contractually or by operation of law, including but not limited to loans made by USAB or the Bank, except such which would not, individually or in the aggregate, have a Material Adverse Effect on USAB and its Subsidiaries considered as one enterprise.

         (d) USAB and the Bank have Previously Disclosed any environmental studies in USAB's or the Bank's possession or control conducted with respect to any properties directly or indirectly owned or leased by USAB or its Subsidiaries as of the date hereof.

3.10     Tax Matters

         (a) All Tax Returns required to be filed by or on behalf of USAB and its Subsidiaries or any Affiliated Group of which USAB or any of its Subsidiaries is or was a member have been (or, prior to the date that includes the Effective Time, will be) timely filed with the appropriate taxing authorities in all jurisdictions in which such Tax Returns were required to be filed, after giving effect to any valid extensions of time in which to make such filings, and all such Tax Returns were true, complete and correct in all respects.

         (b) All Taxes due and payable by or on behalf of USAB and any of its Subsidiaries or any Affiliated Group of which USAB or any of its Subsidiaries is or was a member or in respect of their income, assets or operations, have been (or, prior to the date that includes the Effective Time, will be) fully and timely paid, and adequate reserves or accruals for Taxes of USAB and its Subsidiaries have been provided in the books and records of USAB and its Subsidiaries in accordance with generally accepted accounting principles with respect to any period for which Tax Returns have not yet been filed or for which Taxes are not yet due and owing. USAB and its Subsidiaries have made all required estimated Tax payments.

         (c) Neither USAB nor any of its Subsidiaries has executed or filed with the Internal Revenue Service (the "IRS") or any other taxing authority any currently applicable agreement, waiver or other document or arrangement extending or having the effect of extending the period for assessment or collection of Taxes (including, but not limited to any applicable statute of limitations), and no power of attorney of USAB or any of its Subsidiaries with respect to any Tax matter is currently in force.

         (d) USAB and its Subsidiaries have complied in all respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and have duly and timely withheld from employee salaries, wages and other compensation and have paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods under all applicable laws.

         (e) USAB has made available to BFHI copies of (i) all U.S. federal, state, local and foreign income or franchise Tax Returns of USAB and its Subsidiaries (or any Affiliated Group of which USAB or any of its Subsidiaries are members) relating to the Tax periods ended December 31, 1998, 1999 and 2000 and (ii) any audit report issued by the IRS or other taxing authority within the last three years relating to Taxes due from or with respect to USAB and any of its Subsidiaries (or any Affiliated Group of which USAB or any of its Subsidiaries are members) or its income, assets or operations. USAB and its Subsidiaries have Previously Disclosed all income and franchise Tax Returns filed by or on behalf of USAB and any of its Subsidiaries (or any Affiliated Group of which USAB or any of its Subsidiaries are members), which have been examined by the relevant taxing authority or with respect to which the statute of limitations has expired.

         (f) No claim has been made by a taxing authority in a jurisdiction where USAB or its Subsidiaries does not file Tax Returns that USAB or its Subsidiaries is or may be subject to taxation in that jurisdiction.

         (g) All deficiencies asserted or assessments made as a result of any examination by any taxing authority of the Tax Returns of USAB or its Subsidiaries or any Affiliated Group of which USAB or any of its Subsidiaries is or was a member have been fully paid, and there are no audits or investigations of USAB or any of its Subsidiaries or any Affiliated Group of which USAB or any of its Subsidiaries is or was a member by any taxing authority in progress, nor has USAB or the Bank or any Affiliated Group of which USAB or any of its Subsidiaries is or was a member received any notice from any taxing authority that it intends to conduct such an audit or investigation. No issue has been raised by a U.S. federal, state, local or foreign taxing authority in any current or prior examination of USAB or any of its Subsidiaries which, by application of the same or similar principles, would reasonably be expected to result in a proposed deficiency with for any subsequent Tax period.

         (h) Neither USAB nor any of its Subsidiaries has (i) filed a consent pursuant to Section 341(f) of the Code, (ii) agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by USAB or any of its Subsidiaries or has knowledge that the Internal Revenue Service has proposed any such adjustment or change in accounting method, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of USAB and its Subsidiaries, or has otherwise taken any action that would have the effect of deferring any liability for Taxes from any Tax period ending on or before the date that includes the Effective Time to any Tax period ending thereafter, (iii) executed or entered into a closing agreement pursuant to
Section 7121 of the Code or any similar provision of state, local or foreign Tax law with respect to USAB or its Subsidiaries, or (iv) requested any extension of time within which to file any Tax Return of USAB or any of its Subsidiaries, which Tax Return has since not been filed prior to the end of the extension period. USAB has not been a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code at any time during the past 60 months.

         (i) No property owned by USAB or any of its Subsidiaries (i) is property required to be treated as being owned by another person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986,
(ii) constitutes "tax-exempt use property" within the meaning of Section 168(h)(1) of the Code or (iii) is "tax-exempt bond financed property" within the meaning of Section 168(g) of the Code.

         (j) Neither USAB nor any of its Subsidiaries is a party to any Tax sharing or similar agreement or arrangement with any person.

         (k) There is no contract, agreement, plan or arrangement, including this Agreement, covering any person that, individually or collectively, would give rise to the payment of any amount that would be not be deductible by USAB or any of its Subsidiaries by reason of Section 280G or 162(m) of the Code.

         (l) Neither USAB nor any of its Subsidiaries is subject to any private letter ruling of the Internal Revenue Service or comparable rulings of other tax authorities.

         (m) USAB is not, nor has it ever been, a member of an Affiliated Group other than the Affiliated Group of which it is the parent, and none of its Subsidiaries has ever been a member of any Affiliated Group for any Tax purposes other than the Affiliated Group of which USAB is the parent. Neither USAB nor any of its Subsidiaries has any liability for the Taxes of any Person under
Section 1.1502-6 of U.S. Treasury Regulations (or any similar provision of state, local or foreign law) as a transferee or successor, by contract or otherwise.

         (n) Neither USAB nor any of its Subsidiaries owns any interest in any entity that is treated as a partnership or disregarded entity for U.S. federal income Tax purposes.

         (o) There are no material liens on any assets of USAB or any of its Subsidiaries that arose as a result of any unpaid Taxes (except for Taxes not yet due) of USAB or any of its Subsidiaries.

         (p) USAB and the Bank have Previously Disclosed all material Tax elections of USAB and its Subsidiaries that are required to be made on any Tax Return and which are currently in effect aside from Tax elections made on Tax Returns made available to BFHI in accordance with Section 3.10 (e) above.

3.11     Legal Proceedings

         There are no actions, suits, claims, governmental investigations or proceedings instituted, pending or, to the knowledge of USAB and the Bank, threatened against USAB or any of its Subsidiaries or against any asset, interest or right of USAB or any of its Subsidiaries, or against any officer, director or employee of USAB or any of its Subsidiaries that in any such case, if decided adversely, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on USAB and its Subsidiaries considered as one enterprise. Neither USAB nor any of its Subsidiaries is a party to any order, judgment or decree which has or could reasonably be expected to have a Material Adverse Effect on USAB and its Subsidiaries considered as one enterprise.

3.12     Compliance with Laws

         (a) USAB and its Subsidiaries have all permits, licenses, certificates of authority, orders and approvals of, and have made all filings, applications and registrations with, federal, state, local and foreign governmental or regulatory bodies that are necessary in order to permit them to conduct their businesses as they are presently being conducted and the absence of which could reasonably be expected to have a Material Adverse Effect on USAB and its Subsidiaries considered as one enterprise; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect; and to the knowledge of USAB and the Bank, no suspension or cancellation of any of the same is threatened.

         (b) Neither USAB nor any of its Subsidiaries is in violation of its Articles of Incorporation and Bylaws, or of any applicable federal, state or local law or ordinance or any order, rule or regulation of any federal, state, local or other Governmental Entity (including, without limitation, all the banking, securities, municipal securities, safety, health, environmental, zoning, anti-discrimination, antitrust, and wage and hour laws, ordinances, orders, rules and regulations), or in default with respect to any order, writ, injunction or decree of any court, or in default under any order, license, regulation or demand of any Governmental Entity, any of which violations or defaults could reasonably be expected to have a Material Adverse Effect on USAB and its Subsidiaries considered as one enterprise; and USAB and its Subsidiaries have not received any notice or communication from any Governmental Entity asserting that USAB or any of its Subsidiaries are in violation of any of the foregoing which could reasonably be expected to have a Material Adverse Effect on USAB and its Subsidiaries considered as one enterprise. Neither USAB nor any of its Subsidiaries is subject to any regulatory or supervisory cease and desist order, agreement, written directive, memorandum of understanding or written commitment.

3.13     Employee Benefit Plans

         (a) USAB and the Bank have Previously Disclosed all stock option, employee stock purchase and stock bonus plans, qualified pension or profit-sharing plans, any deferred compensation, bonus or USAB insurance contract or any other incentive, welfare or employee benefit plan, as defined in
Section 3(3) of ERISA, or agreement, understanding, practice or commitment, formal or informal, sponsored, maintained or contributed to by USAB or any of its Subsidiaries for the benefit of the current or former directors, officers, employees or independent contractors of USAB and its Subsidiaries (the "USAB Employee Plans"). USAB and the Bank have Previously Disclosed accurate and complete copies of the USAB Employee Plans together with (i) the most recent actuarial and financial reports prepared with respect to any such plans that are qualified plans, (ii) the most recent annual reports filed with any Governmental Entity with respect to each such plan and (iii) all rulings and determination letters and any open requests for rulings or letters that pertain to any such plan that is a qualified plan.

         (b) None of USAB, its Subsidiaries, any pension plan maintained by any of them and qualified under Section 401 of the Code or, to the knowledge of USAB and the Bank, any fiduciary of such plan, has incurred any liability to the PBGC, the Department of Labor or the Internal Revenue Service with respect to the coverage of any employees of USAB or its Subsidiaries under any USAB Employee Plan that has not been satisfied in full and that would have a Material Adverse Effect on USAB and its Subsidiaries considered as one enterprise. To the knowledge of USAB and the Bank, no reportable event under Section 4043(b) of ERISA has occurred with respect to any USAB Employee Plan that is a pension plan.

         (c) Neither USAB nor any of its Subsidiaries participates in or has incurred any liability under Section 4201 of ERISA for a complete or partial withdrawal from a multi-employer plan (as such term is defined in ERISA), and neither USAB nor any of its Subsidiaries (or their respective successors) will incur any liability in the event of a complete withdrawal from any multi-employer plan of which USAB or any of its Subsidiaries is a participant as of the date hereof in connection with the transactions contemplated hereby.

         (d) A favorable determination letter has been issued by the Internal Revenue Service with respect to each USAB Employee Plan that is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) (a "USAB Pension Plan") which is intended to qualify under Section 401 of the Code to the effect that (i) such plan is qualified under Section 401 of the Code and (ii) the trust associated with such employee pension plan is tax exempt under Section 501 of the Code. No such letter has been revoked or, to the knowledge of USAB and the Bank, is threatened to be revoked and neither USAB nor the Bank knows of any ground on which such revocation may be based. Neither USAB nor any of its Subsidiaries has any material liability under any such plan that is not reflected on the consolidated balance sheet of USAB at September 30, 2001 included in the USAB Financial Statements, other than liabilities incurred in the ordinary course of business in connection therewith subsequent to the date thereof.

         (e) No prohibited transaction (which shall mean any transaction prohibited by Section 406 of ERISA and not exempt under Section 408 of ERISA or
Section 4975 of the Code) has occurred with respect to any USAB Employee Plan which would result in the imposition, directly or indirectly, of a material excise tax on USAB or any of its Subsidiaries under Section 4975 of the Code or otherwise have a Material Adverse Effect on USAB and its Subsidiaries considered as one enterprise.

         (f) Full payment has been made (or proper accruals have been established to the extent required by generally accepted accounting principles) of all contributions which are required for periods prior to the date hereof, and full payment will be so made (or proper accruals will be so established to the extent required by generally accepted accounting principles) of all contributions which are due and payable after the date hereof and prior to the Effective Time, under the terms of each USAB Employee Plan or ERISA; no accumulated funding deficiency (as defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived, exists with respect to any USAB Pension Plan, and there is no "unfunded current liability" (as defined in Section 412 of the Code) with respect to any USAB Pension Plan.

         (g) The USAB Employee Plans have been operated in compliance in all material respects with the applicable provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder and all other applicable governmental laws and regulations.

         (h) There are no pending or, to the knowledge of USAB and the Bank, threatened claims (other than routine claims for benefits) by, on behalf of or against any of the USAB Employee Plans or any trust related thereto or any fiduciary thereof.

         (i) The consummation of the transactions contemplated by this Agreement would not, directly or indirectly (including, without limitation, as a result of any termination of employment prior to or following the Effective Time) reasonably be expected to (i) entitle any director, officer, employee or consultant of or to USAB or any of its Subsidiaries to any payment (including severance pay or similar compensation) or any increase in compensation, (ii) result in the vesting or acceleration of any benefits under any USAB Employee Plan or (iii) result in any material increase in benefits payable under any USAB Employee Plan, except to the extent provided in the employment agreement between the Bank and Craig J. Scher, which has been Previously Disclosed (as amended pursuant to Section 5.8(f) hereof).

         (j) Neither USAB nor any of its Subsidiaries maintains any compensation plans, programs or arrangements the payments under which would not reasonably be expected to be deductible as a result of the limitations under Section 162(m) of the Code and the regulations issued thereunder.

         (k) None of the execution of this Agreement, stockholder approval of this Agreement or consummation of the transactions contemplated hereby will (A) except for the employment agreement referred to in Section 3.13(i) hereof (as amended pursuant to Section 5.8(f) hereof), entitle any employees of USAB or any of its Subsidiaries to severance pay or any increase in severance pay upon any termination of employment after the date hereof, (B) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the USAB Benefit Plans, (C) result in any breach or violation of, or a default under, any of the USAB Benefit Plans or (D) result in any payment that would be a "parachute payment" to a "disqualified individual" as those terms are defined in Section 280G of the Code, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

3.14     Certain Contracts

         (a) Neither USAB nor any of its Subsidiaries is a party to, is bound or affected by, receives or is or may become obligated to make payments under (i) any agreement, arrangement or commitment, including without limitation any agreement, indenture or other instrument, relating to the borrowing of money by USAB or any of its Subsidiaries (other than in the case of deposits, federal funds purchased and securities sold under agreements to repurchase in the ordinary course of business) or the guarantee by USAB or any of its Subsidiaries of any obligation; (ii) any agreement, arrangement or commitment relating to the employment of a consultant or the employment, election or retention in office of any present or former director, officer or employee of USAB or any of its Subsidiaries; (iii) any agreement, arrangement or commitment pursuant to which USAB or any of its Subsidiaries is obligated to indemnify any existing or former director, officer, employee or agent of USAB or its Subsidiaries; (iv) any agreement, arrangement or commitment which limits the freedom of USAB or any of its Subsidiaries to compete in any line of business or with any person or entity; (v) any lease of real or personal property requiring payments of annual rental in excess of $15,000, whether as lessor or lessee; (vi) any other agreement, arrangement or understanding which involves an annual payment of more than $15,000 or (vii) any sales agreement, arrangement or commitment pursuant to which USAB or any of its Subsidiaries has transferred any loans and which provides for recourse against USAB or any of its Subsidiaries in the event that any borrower fails to pay the principal or interest when due. USAB and the Bank have Previously Disclosed all contracts which provide for the servicing of loans by or for USAB or any of its Subsidiaries.

         (b) Neither USAB nor any of its Subsidiaries is in default or in non-compliance, which default or non-compliance could reasonably be expected to have a Material Adverse Effect on USAB and its Subsidiaries considered as one enterprise, under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party or by which its assets, business or operations may be bound or affected, whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that with the lapse of time or the giving of notice, or both, would constitute such a default or non-compliance.

3.15     Brokers and Finders

         Neither USAB nor any of its Subsidiaries nor any of their directors, officers, employees or agents, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for USAB or any of its Subsidiaries in connection with this Agreement or the transactions contemplated hereby.

3.16     Insurance

         USAB and the Bank believe that USAB and its Subsidiaries are insured, and during each of the past three calendar years have been insured, for reasonable amounts with financially sound and reputable insurance companies against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured, and have maintained all insurance required by applicable laws and regulations. USAB and the Bank have Previously Disclosed to BFHI a list identifying all insurance policies maintained by USAB and its Subsidiaries as of the date hereof and any claims pending thereunder. All of the policies and bonds maintained by USAB and its Subsidiaries are in full force and effect and all claims thereunder have been filed in a due and timely manner and no such claim has been denied.

3.17     Properties

         All real and personal property owned by USAB and its Subsidiaries or presently used by them in their respective businesses is in an adequate condition (ordinary wear and tear excepted) sufficient to conduct their respective businesses as currently conducted by USAB and its Subsidiaries in the ordinary course of business consistent with past practices. USAB and its Subsidiaries have good and marketable title free and clear of all liens, encumbrances, charges, defaults or equities (other than equities of redemption under applicable foreclosure laws or of lessors respecting any leased property) to all of the material properties and assets, real and personal, reflected on the consolidated balance sheet of USAB as of September 30, 2001 included in the USAB Financial Statements or acquired after such date, other than properties sold by USAB or its Subsidiaries in the ordinary course of business, except for
(i) liens for current taxes not yet due or payable, (ii) pledges to secure deposits and other liens incurred in the ordinary course of its banking business and (iii) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent. All real and personal property which are material to USAB and its Subsidiaries respective businesses and leased or licensed by USAB or any of its Subsidiaries are held pursuant to leases or licenses which are valid and enforceable in accordance with their respective terms and such leases will not terminate or lapse prior to the Effective Time. USAB and the Bank have Previously Disclosed a description of each real property owned or leased by USAB and its Subsidiaries and used in the conduct of their respective businesses.

3.18     Labor

         No work stoppage involving USAB or any of its Subsidiaries is pending or, to the knowledge of USAB and the Bank, threatened. Neither USAB nor any of its Subsidiaries is involved in, nor to the knowledge of USAB and the Bank, threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding involving the employees of USAB or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect on USAB and its Subsidiaries considered as one enterprise. Employees of USAB or any of its Subsidiaries are not represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees, and to the knowledge of USAB and the Bank, there have been no efforts to unionize or organize any employees of USAB or any of its Subsidiaries.

3.19     Transactions with Affiliates

         There are no existing or pending transactions, nor are there any agreements or understandings, with any directors, officers or employees of USAB or any of its Subsidiaries or any Affiliate of USAB or any of its Subsidiaries, relating to, arising from or affecting USAB or any of its Subsidiaries, including, without limitation, any transactions, arrangements or understandings relating to the purchase or sale of goods or services, the lending of monies or the sale, lease or use of any assets of USAB or any of its Subsidiaries.

3.20     Loans; Nonperforming Loans and Classified Assets

         (a) Each loan agreement, note or borrowing arrangement, including unfunded portions of outstanding lines of credit and loan commitments, on the books and records of USAB or its Subsidiaries was made and has been serviced in all material respects in accordance with customary lending standards in the ordinary course of business, is evidenced in all material respects by appropriate, sufficient and customary documentation given the nature of the loan and, to the knowledge of USAB and the Bank, constitutes the legal, valid and binding obligation of the obligor named therein, subject to the bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditor's rights and to general equity principles.

         (b) USAB and the Bank have Previously Disclosed: (i) a list at September 30, 2001 of any written or, to USAB's and the Bank's knowledge, oral loan or similar agreement under the terms of which an obligor of USAB or the Bank is 90 or more days delinquent in payment of principal or interest, or to the knowledge of USAB and the Bank, in default of any other provision thereof;
(ii) a list of each loan or similar agreement which has been classified as "substandard," "doubtful" or "loss" or designated "special mention" by USAB or the Bank or an applicable regulatory authority at September 30, 2001; and (iii) a listing of the real estate owned or acquired by USAB or the Bank by foreclosure or by deed-in-lieu thereof at September 30, 2001.

3.21     Administration of Fiduciary Duties

         USAB and its Subsidiaries have properly administered all accounts for which they act as a fiduciary, including but not limited to accounts for which they serve as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable laws and regulations, except for failures to so administer which would not have a Material Adverse Effect on USAB and its Subsidiaries considered as one enterprise. Neither USAB nor any of its Subsidiaries, nor any of their directors, officers or employees, has committed any breach of trust with respect to any such fiduciary account and the records for each such fiduciary account are true and correct and accurately reflect the assets of such fiduciary account, except for breaches of trust and failures to maintain records which would not, individually or in the aggregate, have a Material Adverse Effect on USAB and its Subsidiaries considered as one enterprise.

3.22     Required Vote

         This Agreement and the transactions contemplated hereby are required to be approved on behalf of USAB by the affirmative vote of the holders of at least a majority of the outstanding shares of the USAB Common Stock.

3.23     Proxy Statement and Private Placement Memorandum Information

         None of the information relating to USAB and its Subsidiaries (i) which is included in the Proxy Statement, as of the date such Proxy Statement is mailed to its stockholders and up to and including the date of the meeting of its stockholders to which such Proxy Statement relates, and (ii) which is supplied or to be supplied by USAB and its Subsidiaries in writing to BFHI expressly for inclusion in the Private Placement Memorandum, as of the date of such Private Placement Memorandum and up to and including the Effective Time, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date.

3.24     Disclosures

         None of the representations and warranties of USAB or the Bank or any of the written information or documents furnished by USAB or the Bank to BFHI and Acquisition pursuant to this Agreement or in connection with the transactions contemplated hereby, when considered as a whole, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to be stated or necessary to make any such information or document, at the time and in light of the circumstances (including without limitation the nature and scope of the information described in the representation, warranty, information or document), not misleading. Copies of all documents Previously Disclosed or made available to BFHI and Acquisition pursuant to this Article III are true, correct and complete copies thereof and include all amendments, supplements and modifications thereto and all waivers thereunder.

                                   ARTICLE IV

             REPRESENTATIONS AND WARRANTIES OF BFHI AND ACQUISITION

         BFHI and Acquisition represent and warrant to USAB and the Bank as follows:

4.1      Capital Structure of BFHI

         The authorized capital stock of BFHI consists of 10,000,000 shares of BFHI Common Stock and 5,000,000 shares of BFHI Preferred Stock. As of the date hereof, there are 1,000 shares of BFHI Common Stock issued and outstanding, no shares of BFHI Preferred Stock issued and outstanding and no shares of BFHI Common Stock held as treasury shares. All outstanding shares of BFHI Common Stock and all shares of BFHI Common Stock which shall be issued in connection with the Offering have been or will be, as the case may be, duly authorized and validly issued and are or will be, as the case may be, fully paid and nonassessable, and none of the outstanding shares of BFHI Common Stock and none of the shares of BFHI Common Stock which shall be issued in connection with the Offering have been or will be, as the case may be, issued in violation of the preemptive rights of any person, firm or entity. As of the date hereof, there are no Rights authorized, issued or outstanding with respect to the capital stock of BFHI.

4.2      Organization, Standing and Authority of BFHI

         BFHI is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. BFHI has the corporate power and authority to own or lease all of its properties and assets and to conduct its business as it is now being conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the ability of BFHI to consummate the transactions contemplated by this Agreement.

4.3      Ownership of Subsidiaries

         Acquisition, a Pennsylvania corporation, is the only Subsidiary of BFHI. The outstanding shares of capital stock of Acquisition has been duly authorized and validly issued, are fully paid and nonassessable and are directly owned by BFHI free and clear of all liens, claims, encumbrances, charges, pledges, restrictions or rights of third parties of any kind whatsoever. As of the date hereof, no Rights are authorized, issued or outstanding with respect to the capital stock or other ownership interests of Acquisition and there are no agreements, understandings or commitments relating to the right of BFHI to vote or to dispose of such capital stock or other ownership interests.

4.4      Organization, Standing and Authority of Acquisition

         Acquisition is duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, has the corporate power and authority to own or lease all of its properties and assets and to conduct its business as it is now being conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or by character or location of the properties or assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the ability of BFHI and Acquisition to consummate the transactions contemplated by this Agreement.

4.5      Authorized and Effective Agreement; Consents and Approvals

         (a) BFHI and Acquisition have all requisite corporate power and authority to enter into this Agreement and the Agreement of Merger, as applicable, and (subject to receipt of all necessary governmental approvals) to perform all of their obligations under this Agreement and the Agreement of Merger. The execution and delivery of this Agreement and the Agreement of Merger and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action (including shareholder approval, if necessary) in respect thereof on the part of BFHI and Acquisition, as applicable. This Agreement and the Agreement of Merger have been duly and validly executed and delivered by BFHI and Acquisition, as applicable, and constitute legal, valid and binding obligations of BFHI and Acquisition which are enforceable against BFHI and Acquisition in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors' rights generally, and except that the availability of equitable remedies (including, without limitation, specific performance) is within the discretion of the appropriate court, regardless of whether enforcement is considered in a proceeding in equity or at law.

         (b) None of the execution and delivery of this Agreement and the Agreement of Merger by BFHI and Acquisition, as applicable, the consummation by BFHI and Acquisition of the transactions contemplated hereby and thereby in accordance with the terms hereof or thereof or the compliance by BFHI and Acquisition with any terms or provisions hereof or thereof will (i) violate any provision of the Articles of Incorporation and Bylaws of BFHI or Acquisition,
(ii) assuming that the consents and approvals set forth herein are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to BFHI or Acquisition or any of their respective properties or assets, or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the respective properties or assets of BFHI or Acquisition under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which BFHI, Acquisition or any Affiliate thereof is a party, or by which any of their respective properties or assets may be bound or affected, except with respect to
(ii) and (iii) above, such as individually or in the aggregate will not have a material adverse effect on the ability of BFHI and Acquisition to consummate the transactions contemplated by this Agreement and will not prevent or delay the consummation of the transactions contemplated hereby. Except for consents and approvals of or filings or registrations with or notices to the FRB, the FDIC and the Department, no consents or approvals of or filings or registrations with or notices to any Governmental Entity or non-governmental third party are required on behalf of BFHI and Acquisition in connection with (a) the execution and delivery of this Agreement and the Agreement of Merger by BFHI and Acquisition, as applicable, and (b) the completion by BFHI and Acquisition of the transactions contemplated hereby and thereby.

         (c) As of the date hereof, neither BFHI nor Acquisition is aware of any reasons relating to BFHI or Acquisition why all consents and approvals shall not be procured from all regulatory agencies having jurisdiction over the transactions contemplated by this Agreement as shall be necessary for consummation of the transactions contemplated by this Agreement.

4.6      Legal Proceedings

         There are no actions, suits, claims, governmental investigations or proceedings instituted, pending or, to the knowledge of BFHI, threatened against BFHI, Acquisition or any Affiliate thereof or against any asset, interest or right of BFHI, Acquisition or any Affiliate thereof, or against any officer, director or employee of BFHI or Acquisition that in any such case, if decided adversely, could reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of BFHI and Acquisition to consummate the transactions contemplated by this Agreement. None of BFHI, Acquisition nor any Affiliate thereof is a party to any order, judgment or decree which has or could reasonably be expected to have a material adverse effect on the ability of BFHI and Acquisition to consummate the transactions contemplated by this Agreement.

4.7      Brokers and Finders

         Neither BFHI nor Acquisition, nor any of their respective directors, officers, employees or agents has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finders' fees, and no broker or finder has acted directly or indirectly for BFHI or Acquisition in connection with this Agreement or the transactions contemplated hereby.

4.8      Proxy Statement and Private Placement Memorandum Information

         None of the information relating to BFHI and Acquisition (i) supplied or to be supplied by BFHI to USAB expressly for inclusion in the Proxy Statement, as of the date such Proxy Statement is mailed to shareholders of USAB and up to and including the date of the meeting of shareholders to which such Proxy Statement relates, and (ii) included in the Private Placement Memorandum, as of the date of the Private Placement Memorandum and up to and including the Effective Time, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.9      Disclosures

         None of the representations and warranties of BFHI nor Acquisition or any of the documents furnished by BFHI or Acquisition to USAB pursuant to this Agreement or in connection with the transactions contemplated hereby, when considered as a whole, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to be stated or necessary to make any such information or document, at the time and in light of the circumstances (including without limitation the nature and scope of the information described in the representation, warranty, information or document), not misleading. Copies of all documents made available to USAB pursuant to this Article IV are true, correct and complete copies thereof and include all amendments, supplements and modifications thereto and all waivers thereunder.

                                    ARTICLE V

                                    COVENANTS

5.1      Reasonable Best Efforts

         Subject to the terms and conditions of this Agreement, each party to this Agreement shall use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary or advisable under applicable laws and regulations so as to permit consummation of the Merger (including, without limitation, satisfaction of the conditions to consummation of the Merger specified in Article VI of this Agreement) as promptly as practicable thereafter and to otherwise enable consummation of the transactions contemplated hereby, and shall cooperate fully with the other party or parties hereto to that end.

5.2      Solicitation of Shareholder Approval

         USAB shall as soon as is reasonably practicable prepare a Proxy Statement which shall be used to solicit the shareholder approval required hereby. USAB shall provide BFHI with a reasonable opportunity to review such materials prior to their filing with the Commission. USAB shall take all action necessary to properly call, give notice of, convene and hold a special meeting of its shareholders as soon as practicable after the date hereof to consider and vote upon this Agreement and the transactions contemplated hereby, provided, however, that USAB shall use its reasonable best efforts to file the preliminary Proxy Statement with the Commission no later than forty-five (45) days after the date hereof or as soon thereafter as is practicable. USAB shall retain a proxy solicitation firm to assist USAB with respect to the solicitation of proxies from shareholders. The Board of Directors of USAB will recommend that the shareholders of USAB approve this Agreement and the transactions contemplated hereby, provided that the Board of Directors of USAB may fail to make such recommendation, or withdraw, modify or change any such recommendation, if such Board of Directors, after having consulted with and considered the written advice of outside counsel, has determined that the making of such recommendation, or the failure to withdraw, modify or change such recommendation, would constitute a breach of the fiduciary duties of such directors under applicable law.

5.3      Regulatory and Other Matters

         (a) The parties hereto shall cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all Governmental Entities and third parties which are necessary or advisable to consummate the transactions contemplated by this Agreement. BFHI and USAB shall have the right to review in advance, and to the extent practicable each will consult with the other on, in each case subject to applicable laws relating to the exchange of information, all the information which appears in any filing made with or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein. Subject to the requirements of this Section 5.3(a), BFHI shall use its reasonable best efforts to file all regulatory applications and other required documentation with Governmental Entities no later than forty-five
(45) days after the date hereof or as soon thereafter as is practicable.

         (b) BFHI and USAB shall, upon request, furnish each other with all information concerning themselves, their respective Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of BFHI, USAB or any of their respective Subsidiaries to any Governmental Entity in connection with the transactions contemplated by this Agreement.

         (c) BFHI and USAB shall promptly furnish each other with copies of written communications received by BFHI or USAB, as the case may be, from or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated by this Agreement.

5.4      Investigation and Confidentiality

         (a) USAB shall permit BFHI and its representatives reasonable access during normal business hours to its properties and personnel, and shall disclose and make available to BFHI all books, papers and records relating to the assets, stock ownership, properties, operations, obligations and liabilities of USAB and its Subsidiaries including, but not limited to, all books of account (including the general ledger), Tax records (including Tax Returns), minute books of meetings of boards of directors (and any committees thereof) and shareholders, organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, accountants' work papers (to the extent permitted by such accountants), litigation files, loan files, plans affecting employees, and any other business activities or prospects in which BFHI may have a reasonable interest, provided that such access shall be reasonably related to the transactions contemplated hereby and not unduly interfere with normal operations; provided that such disclosure shall not be required to the extent it would violate any law or agreement or constitute the waiver of any privilege. In the event that BFHI is prohibited by law or agreement from providing any of the access referred to in the preceding sentence, it shall use its reasonable best efforts to obtain promptly waivers thereof so as to permit such access. USAB and its Subsidiaries shall make their respective directors, officers, employees and agents and authorized representatives (including counsel and independent public accountants) available to confer with BFHI and its representatives, provided that such access shall be reasonably related to the transactions contemplated by this Agreement and not unduly interfere with normal operations.

         (b) BFHI shall hold all information furnished by or on behalf of USAB or any of USAB's Subsidiaries or representatives pursuant hereto in confidence to the extent required by, and in accordance with, the confidentiality agreement, dated January 29, 2002, between USAB and BFHI (the "Confidentiality Agreement"), which Confidentiality Agreement is hereby ratified and confirmed in all respects.

5.5      Press Releases

         BFHI and USAB shall agree with each other as to the form and substance of any press release related to this Agreement or the transactions contemplated hereby, and consult with each other as to the form and substance of other public disclosures which may relate to the transactions contemplated by this Agreement, provided, however, that nothing contained herein shall prohibit either party, following notification to the other party, from making any disclosure which it determines in good faith is required by law or regulation.

5.6      Business of USAB and the Bank

         (a) During the period from the date of this Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement or with the prior written consent of BFHI, each of USAB and its Subsidiaries shall conduct its business in the ordinary course consistent with past practice. Each of USAB and its Subsidiaries shall use all reasonable efforts to (i) preserve its business organizations intact, (ii) keep available to itself and BFHI the present services of the employees of USAB and its Subsidiaries and (iii) preserve for itself and BFHI the goodwill of the customers of USAB and its Subsidiaries and others with whom business relationships exist.

         (b) Without limiting the generality of the foregoing, except with the prior written consent of BFHI or as expressly contemplated hereby, between the date hereof and the Effective Time, USAB and its Subsidiaries shall not (to the extent applicable):

             (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, except that USAB shall permit and cause to be paid dividends on the USAB Capital Securities of the USAB Trust from the interest reserve account maintained with Wilmington Trust Company or other available funds;

             (ii) except for any USAB Common Stock issued to BFHI upon exercise of the option granted pursuant to the USAB Option Agreement or to any holder of presently outstanding USAB Options upon the exercise thereof, issue any shares of its capital stock, issue, grant, modify or authorize any Rights, or effect any recapitalization, reclassification, stock dividend, stock split or like change in capitalization;

             (iii) amend its Articles of Incorporation, Bylaws or equivalent documents; impose, or suffer the imposition, on any share of USAB Common Stock or Bank Common Stock owned by USAB of any material lien, charge or encumbrance or permit any such lien to exist; or waive or release any material right or cancel or compromise any material debt or claim;

             (iv) increase the rate of compensation of any of its directors, executive officers or employees, or pay or agree to pay any bonus or severance to, or accelerate the payment of any employee benefit or incentive to, or provide any other new employee benefit or incentive to, any of its directors, officers or employees, except (A) as may be required pursuant to binding commitments existing on the date hereof and Previously Disclosed, and (B) in the case of employees who are not officers above the level of Vice President, such as may be granted in the ordinary course of business consistent with past practice;

             (v) enter into or, except as may be required by law, modify any pension, retirement, stock option, stock purchase, stock appreciation right, savings, profit sharing, deferred compensation, supplemental retirement, consulting, bonus, insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or employees; or make any contributions to USAB Employee Plans other than contributions which are contractually required to be made to a USAB Pension Plan as of the date hereof;

             (vi) enter into (A) any agreement, arrangement or commitment not made in the ordinary course of business, (B) any agreement, indenture or other instrument relating to the borrowing of money (other than in the case of deposits and federal funds purchased or securities sold under agreements to repurchase in the ordinary course of business) or guarantee of any such obligation, (C) any agreement, arrangement or commitment relating to the employment of, or severance of, an officer, employee or consultant or amend any such existing agreement, except that an individual may be employed in the ordinary course of business if the employment of such employee is terminable at will without liability, other than as required by law, or (D) any contract, agreement or understanding with a labor union;

             (vii) change its method of accounting in effect for the year ended December 31, 2000, except as required by changes in laws or regulations or by regulatory authorities or generally accepted accounting principles concurred in by its and BFHI's independent public accountants, or change any of its methods of reporting income and deductions for federal income Tax purposes from those employed in the preparation of its federal income Tax Return for the year ended December 31, 2000, except as required by changes in laws or regulations;

             (viii) purchase or otherwise acquire any assets or incur any liabilities other than in the ordinary course of business consistent with past practice and policies;

             (ix) engage in any transaction of any type in excess of $250,000, including but not limited to the making of any loan, or investment in excess of such amount, provided that USAB and the Bank may (i) sell investment securities irrespective of whether the amount of each such investment security sold exceeds $250,000 if such sales are conducted pursuant to the terms of, or in order to comply with, the Cease and Desist Order which has been Previously Disclosed by USAB and the Bank, (ii) purchase investment securities which comply with Section 5.6(b)(xix) hereof to the extent such purchase does not exceed $1.0 million per investment security and (iii) renew or extend (for up to one year) existing loans irrespective of whether the principal balance of such loans exceeds $250,000;

             (x) make any capital expenditures in excess of $5,000 individually or $25,000 in the aggregate, other than pursuant to binding commitments existing on the date hereof which are Previously Disclosed and other than expenditures necessary to maintain existing assets in good repair;

             (xi) file any applications or make any contract with respect to branching, site location or relocation or closing of a branch;

             (xii) acquire in any manner whatsoever (other than to realize upon collateral for a defaulted loan) any business or entity or enter into any new line of business;

             (xiii) engage in any transaction with an Affiliate, other than transactions in the ordinary course of business consistent with past practice and which are in compliance with the requirements of applicable laws and regulations;

             (xiv) enter into any futures contract, option contract, interest rate cap, interest rate floor, interest rate exchange agreement or other agreement for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest;

             (xv) discharge or satisfy any material lien or encumbrance or pay any material obligation or liability (absolute or contingent) other than at scheduled maturity or in the ordinary course of business consistent with past practice;

             (xvi) enter or agree to enter into any agreement or arrangement granting any preferential right to purchase any of its assets or rights or requiring the consent of any party to the transfer and assignment of any such assets or rights;

             (xvii) change its lending, investment, deposit or asset and liability management or other banking policies in any material respect except as may be required by applicable law or regulations or regulatory agreement;

             (xviii) incur any liability for borrowed funds (other than in the case of deposits, federal funds purchased and securities sold under agreements to repurchase in the ordinary course of business) or place upon or permit any lien or encumbrance upon any of its properties or assets, except liens of the type permitted in the exceptions to Section 3.17;

             (xix) invest in any investment securities other than United States government agencies with a term of one (1) year or less or federal funds;

             (xx) sell or otherwise dispose of any assets with recourse, or otherwise other than in the ordinary course of business consistent with past practices;

             (xxi) file any Tax Returns with respect to Taxes before providing BFHI with a reasonable period of time to review such Tax Return;

             (xxii) take any action that would or could reasonably be expected to result in any of the representations and warranties of USAB and the Bank contained in this Agreement not to be true and correct in any material respect at or prior to the Effective Time, or in any of the conditions to the Merger set forth in Article VI hereof not being satisfied or in violation of any provision of this Agreement, except in each case as may be required by applicable law; or

             (xxiii) agree to do any of the foregoing.

         (c) USAB and the Bank shall not authorize or permit any of their respective directors, officers, employees or agents to directly or indirectly solicit, initiate or encourage any inquiries relating to, or the making of any proposal which constitutes, an Acquisition Transaction (as defined below), or, except to the extent legally required for the discharge of the fiduciary duties of the Board of Directors of USAB, as advised by counsel in writing, (i) recommend or endorse an Acquisition Transaction, (ii) participate in any discussions or negotiations regarding an Acquisition Transaction or (iii) provide any third party (other than BFHI) with any nonpublic information in connection with any inquiry or proposal relating to an Acquisition Transaction. USAB and the Bank will immediately cease and cause to be terminated any existing activities, discussions or negotiations previously conducted with any parties other than BFHI with respect to any of the foregoing, and will take all actions necessary or advisable to inform the appropriate individuals or entities referred to in the first sentence hereof of the obligations undertaken in this
Section 5.6(c). USAB and the Bank will notify BFHI immediately if any inquiries or proposals relating to an Acquisition Transaction are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, USAB or the Bank, and USAB and the Bank will promptly inform BFHI in writing of all of the relevant details with respect to the foregoing. As used in this Agreement, "Acquisition Transaction" shall mean (i) a merger or consolidation, or any similar transaction, involving USAB or the Bank, (ii) a purchase, lease or other acquisition of all or a substantial portion of the assets or liabilities of USAB or the Bank or (iii) a purchase or other acquisition (including by way of share exchange, tender offer, exchange offer or otherwise) of an interest in any class or series of equity securities of USAB or the Bank; provided that "Acquisition Transaction" shall not include any transaction involving BFHI or any of its Affiliates.

5.7      Current Information

         During the period from the date of this Agreement to the Effective Time, each party shall, upon the request of the other party, cause one or more of its designated representatives to confer on a monthly or more frequent basis with representatives of the other party regarding its financial condition, operations, business and prospects and matters relating to the completion of the transactions contemplated by this Agreement. As soon as reasonably available, but in no event more than 45 days after the end of each calendar quarter ending after the date of this Agreement (other than the last quarter of each calendar year ending December 31), unless extended in accordance with applicable laws, rules and regulations, USAB will deliver to BFHI its quarterly report on Form 10-QSB under the Exchange Act. As soon as reasonably available, but in no event more than 90 days after the end of each fiscal year, unless extended in accordance with applicable laws, rules and regulations, (i) USAB will deliver to BFHI its Annual Report on Form 10-KSB. Within 15 days after the end of each month, USAB and the Bank will each deliver to BFHI a balance sheet and a statement of income, without related notes, for such month prepared in accordance with generally accepted accounting principles. The statements delivered by USAB pursuant to the preceding sentence shall be on a consolidated basis.

5.8      Benefit Plans, Directors and Employment Matters

         (a) BFHI and Acquisition anticipate that most employees of USAB and the Bank as of the Effective Time shall continue as employees of the Bank following the Effective Time, provided that BFHI and Acquisition shall have no obligation to continue the employment of any such person and nothing contained in this Agreement shall give any employee of USAB or the Bank a right to continuing employment with the Bank following the Effective Time.

         (b) Subject to the provisions of this Section 5.8, all employees of USAB and the Bank immediately prior to the Effective Time who continue to be employed by BFHI or the Bank immediately following the Effective Time ("Transferred Employees") will either (i) continue to be covered by USAB's or the Bank's employee benefit plans or (ii) be covered by the employee benefit plans of BFHI in a manner which is comparable with the employee benefits previously provided to the Transferred Employees by USAB and the Bank. Notwithstanding the foregoing, BFHI may determine to terminate any of USAB's or the Bank's employee benefit plans, or to merge any such employee benefit plan with the benefit plans of BFHI, provided the result is the provision of benefits to Transferred Employees that are substantially similar to the benefits previously provided by USAB and the Bank. Except as specifically provided in this Section 5.8 and as otherwise prohibited by law, Transferred Employees' service with USAB or the Bank shall be recognized as service with BFHI for purposes of eligibility to participate and vesting, if applicable (but not for purposes of benefit accrual), under the benefit plans of BFHI subject to applicable break-in-service rules.

         (c) Except as set forth in Section 5.8(d) below, USAB and Bank shall use its reasonable best efforts to procure and deliver to BFHI and Acquisition not more than thirty (30) days following the date of this Agreement the resignations, together with a release of claims, each effective as of the Effective Time, of each director and executive officer of USAB and each director of the Bank.

         (d) Effective as of the Effective Time, BFHI agrees to take all necessary action to elect Wayne O. Leevy to the Board of Directors of BFHI and to have Mr. Leevy remain a director of the Bank.

         (e) Effective as of the Effective Time, BFHI shall honor and assume the Bank's Employee Retention Plan; provided, however, that clause (iii) in the definition of "Change of Control" with respect to USAB included in Section 3 of such plan shall have been amended to provide that the "payment date" shall be the date of consummation of a merger or consolidation transaction rather than the date of shareholder approval of a definitive agreement with respect to such a transaction.

         (f) Effective as of the Effective Time, Craig J. Scher shall enter into an employment Agreement with the Bank, the form of which is set forth as Exhibit D hereto.

         (g) Effective as of the Effective Time, BFHI shall assume the automobile lease payments which are currently being paid by the Bank with respect to the automobile currently being operated by George M. Laughlin, provided that the remaining term of such lease does not exceed two years from the date of such assumption.

         (h) Effective as of the Effective Time, BFHI shall pay Clarence L. Rader as of the first day of each month in an amount equal to $5,000 per month for a period of 18 months to terminate all pension obligations which he has been receiving for the past five years.

5.9      Indemnification; Insurance

         (a) From and after the Effective Time through the sixth anniversary of the Effective Time, BFHI (the "Indemnifying Party"), agrees to indemnify and hold harmless each person who served as director, officer or employee of USAB or the Bank (the "Indemnified Parties"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, only and to the fullest extent to which USAB and the Bank is or was required by law or their Bylaws to indemnify such Indemnified Parties and in the manner to which it could indemnify such parties under the Bylaws of USAB or the Bank, as in effect on the date hereof.

         (b) On or prior to the Effective Time, BFHI shall purchase insurance coverage on substantially the same terms and conditions as the liability insurance provided by USAB for its directors and officers as of the date hereof for a period of six years, following the Effective Time, provided, however, that in no event shall BFHI expend, in order to obtain such insurance, an aggregate amount in excess of $117,000 (the "Maximum Amount"), which amount shall be paid prior to the Effective Time. If the amount of the aggregate premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, BFHI shall use all reasonably efforts to maintain the most advantageous policies of directors' and officers' insurance obtainable for an aggregate premium equal to the Maximum Amount.

5.10     Real Estate

         (a) USAB and Bank shall use their reasonable best efforts to obtain and deliver to BFHI and Acquisition at the Closing with respect to all real estate
(i) owned by USAB or the Bank, an estoppel letter dated as of the Closing in the form of Exhibit E from all tenants and (ii) leased by USAB or the Bank, an estoppel letter dated as of the Closing in the form of Exhibit F from all lessors.

         (b) Between the date of this Agreement and the Effective Time, the Bank shall use its reasonable best efforts to sell its office facility located in Chestnut Hill, Pennsylvania, at a sales price which shall not be less than the carrying value of such property on the date of this Agreement, less no more than normal and customary depreciation on such property thereafter.

5.11     Disclosure Supplements

         From time to time prior to the Effective Time, each party shall promptly supplement or amend any materials Previously Disclosed and delivered to the other party pursuant hereto with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in materials Previously Disclosed to the other party or which is necessary to correct any information in such materials which has been rendered inaccurate thereby; no such supplement or amendment to such materials shall be deemed to have modified the representations, warranties and covenants of a party for the purposes of determining whether the conditions set forth in Article VI hereof have been satisfied.

5.12     Failure to Fulfill Conditions

         In the event that any of the parties hereto determines that a condition to its respective obligations to consummate the transactions contemplated hereby cannot be fulfilled on or prior to the termination of this Agreement pursuant to
Section 7.1 hereof, it will promptly notify the other parties. Each party will promptly inform the other parties of any facts applicable to it that would be likely to prevent or materially delay approval of the Merger and the transactions contemplated hereby by any Governmental Entity or third party or which would otherwise prevent or materially delay completion of the Merger and the transactions contemplated hereby.

5.13     Bridge Loan

         BFHI shall, upon receipt of permission or approval from the FRB, loan USAB Two Million and Nine Hundred and Seventy Six Thousand Dollars ($2,976,000) pursuant to the terms of a Promissory Note, the form of which is set forth as Exhibit G hereto (the "BFHI Promissory Note"). Upon receipt of such FRB approval, BFHI shall have sufficient funds to fund the loan to USAB. The terms of the BFHI Promissory Note are considered an integral part of this Agreement and the terms thereof are incorporated herein by reference. BFHI shall cooperate with USAB in making an application within seven (7) days from the date hereof for approval from the FRB for the loan to be evidenced by the BFHI Promissory Note. BFHI and USAB shall have the right to review in advance and each will consult with the other on the information which appears in the application which is referenced above as well as with respect to communications with the FRB regarding such application.

5.14     Offering

         (a) BFHI shall prepare a Private Placement Memorandum which shall be utilized in connection with the Offering. USAB shall, upon request, furnish BFHI with all information concerning USAB and its Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable to be included in the Private Placement Memorandum. USAB shall have the right to review in advance the Private Placement Memorandum before it is distributed to potential investors. Pursuant to the Private Placement Memorandum, BFHI shall offer and sell shares of BFHI Common Stock in a private placement that is exempt from the registration provisions of the Securities Act.

         (b) Prior to the Effective Time, BFHI shall have completed the Offering contemplated by Section 5.14(a) hereof and shall have raised at least $10.0 million of gross proceeds (which includes the proceeds raised to fund the BFHI Promissory Note which shall be converted into equity at the Effective Time) from the sale of BFHI Common Stock in the Offering.

5.15     Certain Policies

         If requested by BFHI, on the business day immediately prior to the Effective Time, USAB shall, consistent with generally accepted accounting principles, establish such additional accruals and reserves as may be necessary to conform USAB's accounting and credit loss reserve practices and methods to those of BFHI (as such practices and methods are to be applied to USAB or its Subsidiaries from and after the Effective Time) and reflect BFHI's plans with respect to the conduct of USAB's business following the Merger and to provide for the costs and expenses relating to the consummation by USAB of the transactions contemplated by this Agreement; provided, however, that USAB shall not be required to take such action (i) if such action is prohibited by applicable law, rule or regulation or by generally accepted accounting principles or any regulatory agreement, (ii) if such action would have a Material Adverse Effect on USAB and its Subsidiaries considered as one enterprise or (iii) unless BFHI informs USAB that all conditions to BFHI's obligations to consummate the transactions contemplated by this Agreement set forth in Article VI hereof have been satisfied or waived. The establishment of such accruals and reserves shall not, in and of itself, constitute a breach of any representation or warranty of USAB contained in this Agreement.

5.16     USAB Options and Warrants

         (a) USAB shall terminate the USAB Stock Option Plan effective prior to the Effective Time. In the event that the shareholders of USAB approve this Agreement and the transactions contemplated hereby, promptly following such approval USAB shall give notice of acceleration and termination of all employee options outstanding under the USAB Stock Option Plan in accordance with the terms thereof, which termination will take place 30 days following the date of such notice. In addition, USAB shall use its reasonable best efforts to obtain prior to the Effective Time a cancellation agreement from each option holder in form and substance satisfactory to BFHI, acknowledging such cancellation and termination of options.

         (b) USAB shall use its reasonable best efforts to have that certain Warrant Agreement dated February 13, 1998 between USAB and Sandler O'Neill & Partners, L.P. ("Sandler"), pursuant to which Sandler has the right to purchase 186,044 shares of USAB Common Stock at an exercise price of $2.89 per share (the "Sandler Warrant"), either exercised or terminated by Sandler prior to the Effective Time.


                                   ARTICLE VI

                              CONDITIONS PRECEDENT

6.1      Conditions Precedent  - All Parties

         The respective obligations of all of the parties hereto to effect the transactions contemplated by this Agreement shall be subject to satisfaction of the following conditions at or prior to the Effective Time.

         (a) All corporate action necessary to authorize the execution and delivery of this Agreement and consummation of the transactions contemplated hereby shall have been duly and validly taken by all of the parties hereto, including approval by the requisite vote of the shareholders of USAB of this Agreement and the transactions contemplated hereby.

         (b) All approvals, consents and waivers from any Governmental Entity the approval, consent or waiver of which is required for the consummation of the transactions contemplated by this Agreement shall have been received and all statutory waiting periods in respect thereof shall have expired, provided, however, that no approval, consent or waiver referred to in this Section 6.1(b) shall be deemed to have been received if it shall include any condition or requirement that, individually or in the aggregate, would so materially reduce the economic or business benefits of the transactions contemplated by this Agreement to BFHI and Acquisition that had such condition or requirement, other than customary conditions that are normally imposed in banking transactions of a similar nature, been known, BFHI and Acquisition, in its reasonable judgment, would not have entered into this Agreement.

         (c) None of the parties hereto shall be subject to any statute, rule, regulation, order, injunction or decree which shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, restricts or makes illegal consummation of the transactions contemplated by this Agreement.

6.2      Conditions Precedent - USAB and the Bank

         The obligations of USAB and the Bank to effect the transactions contemplated by this Agreement shall be subject to satisfaction of the following conditions at or prior to the Effective Time unless waived by USAB and the Bank pursuant to Section 7.4 hereof.

         (a) The representations and warranties of BFHI and Acquisition set forth in Article IV hereof shall be true and correct as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (or on the date when made in the case of any representation and warranty which specifically relates to an earlier date), provided, however, that notwithstanding anything herein to the contrary, this Section 6.2(a) shall be deemed to have been satisfied even if such representations and warranties are not true and correct (exclusive of any exceptions in such representations and warranties relating to materiality) unless the failure of any of the representations and warranties to be so true and correct would have, or could reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of BFHI and Acquisition to consummate the transactions contemplated by this Agreement.

         (b) BFHI and Acquisition shall have performed all material obligations and covenants required to be performed by it on or prior to the Effective Time.

         (c) BFHI and Acquisition shall have delivered to USAB and the Bank a certificate, dated the date of the Closing and signed by its Chief Executive Officer and Chief Financial Officer, to the effect that the conditions set forth in Sections 6.2(a) and 6.2(b) have been satisfied.

         (d) BFHI and Acquisition shall have furnished USAB and the Bank with such certificates of its respective officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 6.1 and 6.2 as such conditions relate to BFHI and Acquisition as USAB may reasonably request.

6.3      Conditions Precedent - BFHI and Acquisition

         The obligations of BFHI and Acquisition to effect the transactions contemplated by this Agreement shall be subject to satisfaction of the following conditions at or prior to the Effective Time unless waived by BFHI and Acquisition and pursuant to Section 7.4 hereof.

         (a) The representations and warranties of USAB and the Bank set forth in Article III hereof shall be true and correct as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (or on the date when made in the case of any representation and warranty which specifically relates to an earlier date), provided, however, that notwithstanding anything herein to the contrary, this Section 6.3(a) shall be deemed to have been satisfied even if such representations and warranties are not true and correct (exclusive of any exceptions in such representations and warranties relating to materiality or Material Adverse Effect) unless the failure of any of the representations and warranties to be so true and correct would have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on USAB and the Bank considered as one enterprise.

         (b) USAB and the Bank shall have performed all material obligations and covenants required to be performed by it on or prior to the Effective Time.

         (c) USAB and the Bank shall have delivered to BFHI and Acquisition a certificate, dated the date of the Closing and signed by its Chief Financial Officer, in the case of USAB, and the President and Chief Executive Officer, in the case of the Bank, to the effect that the conditions set forth in Sections 6.3(a) and 6.3(b) have been satisfied.

         (d) The consent, approval or waiver of each person (other than the Governmental Entities referred to in Section 6.1(b) hereof) whose consent, approval or waiver shall be required in connection with the transactions contemplated by this Agreement under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument to which USAB or the Bank is a party or is otherwise bound shall have been obtained, except those consents or approvals for which failure to obtain would not, individually or in the aggregate, have a Material Adverse Effect on USAB and the Bank considered as one enterprise.

         (e) Holders of a number of shares of outstanding USAB Common Stock which represents 15.0% or more of the USAB Common Stock shall not have elected to exercise dissenters' or appraisal rights pursuant to the PBCL.

         (f) USAB and the Bank shall have furnished BFHI and Acquisition with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 6.1 and 6.3 as such conditions relate to USAB and the Bank as BFHI and Acquisition may reasonably request.

                                  ARTICLE VII

                        TERMINATION, WAIVER AND AMENDMENT

7.1      Termination

         This Agreement may be terminated at any time prior to the Effective
         Time:

         (a) by the mutual consent in writing of the parties hereto;

         (b) by BFHI and Acquisition in writing if USAB and the Bank have, or by USAB and the Bank in writing if BFHI and Acquisition have (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained therein), breached (i) any covenant or undertaking contained herein, or (ii) any representation or warranty contained herein, which in the case of USAB and the Bank would have, or could reasonably be expected to have, a Material Adverse Effect on USAB and the Bank considered as one enterprise, and in the case of BFHI and Acquisition would have, or could reasonably be expected to have, a material adverse effect on the ability of BFHI and Acquisition to consummate the transactions contemplated by this Agreement, in any case if such breach has not been cured following written notice of such breach by the earlier of 30 days after the date on which such written notice of such breach is given to the party committing such breach or the Effective Time, provided that any failure of BFHI to perform the covenants set forth in Sections 5.8(f), (g) or (h) or 5.13 hereof because of an objection thereto by an applicable Governmental Agency shall not be deemed to give USAB or the Bank the right to terminate this Agreement.

         (c) by any party hereto in writing, if any of the applications for prior approval referred to in Section 5.3 hereof are denied or withdrawn at the request or recommendation of the applicable Governmental Entity or are approved in a manner which does not satisfy the requirements of Section 6.1(b) hereof, and the time period for appeals and requests for reconsideration has run, unless the failure of such occurrence shall be due to the failure of the party seeking to terminate to perform or observe in any material respect its agreements set forth herein to be performed or observed by such party at or before the Effective Time;

         (d) by any party hereto in writing, if the Effective Time has not occurred by the close of business on December 31, 2002, provided that this right to terminate shall not be available to any party whose failure to perform an obligation under this Agreement has been the cause of, or resulted in, the failure of the transactions contemplated by this Agreement to be consummated by such date; or

         (e) by BFHI and Acquisition, (i) if the Board of Directors of USAB shall have withdrawn, modified or changed in a manner adverse to BFHI and Acquisition its recommendation of this Agreement and the transactions contemplated hereby pursuant to Section 5.2 hereof or (ii) if any party to the Stockholder Agreement shall have breached his or her obligations pursuant to the Stockholder Agreement in a manner which materially adversely affects the ability of USAB to obtain the approval of the holders of USAB Common Stock of this Agreement or otherwise materially adversely affects the ability of the parties hereto to consummate the transactions contemplated hereby.

7.2      Effect of Termination

         In the event that this Agreement is terminated pursuant to Section 7.1 hereof, this Agreement shall become void and have no effect, except that (i) Sections 5.4(b) and 8.1 hereof shall survive any such termination and (ii) a termination pursuant to Section 7.1(b), (c), (d) or (e) hereof shall not relieve the breaching party from liability for willful breach of any covenant, undertaking, representation or warranty giving rise to such termination.

7.3      Survival of Representations, Warranties and Covenants

         The respective representations, warranties and covenants of the parties to this Agreement shall not survive the Effective Time but shall terminate as of the Effective Time, other than covenants that by their terms are to be performed after the Effective Time (including, without limitation, the covenants set forth in Sections 5.8 and 5.9 hereof).

7.4      Waiver

         Each party hereto, by written instrument signed by an executive officer of such party, may at any time (whether before or after approval of this Agreement by the shareholders of USAB) extend the time for the performance of any of the obligations or other acts of the other party hereto and may waive (i) any inaccuracies of the other party in the representations or warranties contained in this Agreement or any document delivered pursuant hereto, (ii) compliance with any of the covenants, undertakings or agreements of the other party or, to the extent permitted by law, satisfaction of any of the conditions precedent to its obligations contained herein or (iii) the performance by the other party of any of its obligations set forth herein, provided that any such waiver granted, or any amendment or supplement pursuant to Section 7.5 hereof executed, after shareholders of USAB have approved this Agreement, shall not modify either the amount or form of the consideration to be provided hereby to the holders of USAB Common Stock upon consummation of the Merger or otherwise materially adversely affect any of such shareholders without the approval of the shareholders who would be so affected.

7.5      Amendment or Supplement

         This Agreement may be amended or supplemented at any time by mutual agreement of the parties hereto, subject to the proviso to Section 7.4 hereof. Any such amendment or supplement must be in writing and approved by all of the parties' respective Boards of Directors.


                                  ARTICLE VIII

                                  MISCELLANEOUS

8.1      Expenses; Termination Fee

         (a) Each party hereto shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated by this Agreement, including fees and expenses of its own financial consultants (which, in the case of Ryan, Beck & Co., LLC, shall be paid by the Bank), accountants and counsel, provided that in the event of a termination of this Agreement resulting from a breach of a representation, warranty, covenant or undertaking pursuant to the provisions of Section 7.1(b) hereof, the party committing such breach shall be liable for $300,000 to the other party, without prejudice to any other rights or remedies as may be available to the non-breaching party, including without limitation any rights under Section 8.1(b) hereof.

         (b) Notwithstanding any provision in this Agreement to the contrary, in order to induce BFHI and Acquisition to enter into this Agreement and as a means of compensating BFHI and Acquisition for the substantial direct and indirect monetary and other damages and costs incurred and to be incurred in connection with this Agreement in the event the transactions contemplated hereby do not occur as a result of a Termination Event (as defined herein), USAB and the Bank jointly and severally agree to pay BFHI, and BFHI shall be entitled to payment of, a fee (the "Fee") of $275,000 upon the occurrence of a Termination Event so long as the Termination Event occurs prior to a Fee Termination Event (as defined herein). The parties hereto acknowledge that the actual amount of such damages and costs would be impracticable or extremely difficult to determine, and that the sum of $275,000 constitutes a reasonable estimate by the parties under the circumstances existing as of the date of this Agreement of such damages and costs. Such payment shall be made to BFHI in immediately available funds within five business days after the occurrence of a Termination Event. A "Fee Termination Event" shall be the first to occur of the following: (i) the Effective Time, (ii) 15 months after termination of this Agreement in accordance with its terms following the first occurrence of a Preliminary Termination Event (as defined herein), (iii) termination of this Agreement in accordance with the terms hereof prior to the occurrence of a Termination Event or a Preliminary Termination Event (other than a termination of this Agreement by BFHI pursuant to Section 7.1(b) hereof as a result of a willful breach of any representation, warranty, covenant or agreement of USAB or the Bank) or (iv) 15 months after the termination of this Agreement by BFHI pursuant to Section 7.1(b) hereof as a result of a willful breach of any representation, warranty, covenant or agreement of USAB or the Bank.

         (c) For purposes of this Agreement, a "Termination Event" shall mean any of the following events:

                  (i) USAB or the Bank, without having received BFHI's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction with any Person other than BFHI or Acquisition, or the Board of Directors of USAB shall have recommended that the stockholders of USAB approve or accept any Acquisition Transaction with any Person other than BFHI or Acquisition;

                  (ii) any Person, other than BFHI or Acquisition, shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of, or the right to acquire beneficial ownership, or any "Group" (as such term is defined in Section 13(d)(3) of the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 25% or more of the aggregate voting power represented by the outstanding USAB Common Stock or Bank Common Stock; or

                  (iii) one or more signatories to the Stockholder Agreement shall have breached his or her obligations pursuant to the Stockholder Agreement in a manner which materially adversely affects the ability of USAB to obtain the approval of the holders of USAB Common Stock of this Agreement or otherwise materially adversely affects the ability of the parties hereto to consummate the transactions contemplated hereby.

         (d) For purposes of this Agreement, a "Preliminary Termination Event" shall mean any of the following events:

                  (i) any person (other than BFHI or Acquisition) shall have commenced (as such term is defined in Rule 14d-2 under the Exchange
         Act), or shall have filed a registration statement under the Securities Act, with respect to, a tender offer or exchange offer to purchase any shares of USAB Common Stock such that, upon consummation of such offer, such person would own or control 10% or more of USAB Common Stock outstanding (such an offer being referred to herein as a "Tender Offer" and an "Exchange Offer," respectively, regardless of whether the provisions of Regulations 14D or 14E under the Exchange Act apply to such Tender Offer or Exchange Offer);

                  (ii)(A) the holders of USAB Common Stock shall not have approved this Agreement through the solicitation of proxies conducted for the purpose of voting on this Agreement, (B) such proxy solicitation shall not have been conducted prior to termination of the Agreement or (C) USAB's Board of Directors shall have withdrawn or modified in a manner adverse to BFHI and Acquisition the recommendation of USAB's Board of Directors with respect to the Agreement, in each case after any person (other than BFHI or Acquisition) shall have (x) made, or disclosed an intention to make, a bona fide proposal to USAB or its stockholders to engage in an Acquisition Transaction, (y) commenced a Tender Offer or filed a registration statement under the Securities Act with respect to an Exchange Offer or (z) filed an application or given notice, whether in draft or final form, with the appropriate regulatory authorities for approval to engage in an Acquisition Transaction;

                  (iii) USAB or the Bank shall have breached any representation, warranty, covenant or obligation contained in this Agreement, and such breach would entitle BFHI and Acquisition to terminate this Agreement under Section 7.1(b) hereof (without regard to the cure period provided for therein unless such cure is promptly effected without jeopardizing consummation of the Merger pursuant to the terms of this Agreement), after any person (other than BFHI or Acquisition) shall have (x) made, or disclosed an intention to make, a bona fide proposal to USAB or its stockholders to engage in an Acquisition Transaction, (y) commenced a Tender Offer or filed a registration statement under the Securities Act with respect to an Exchange Offer or (z) filed an application or given notice, whether in draft or final form, with the appropriate regulatory authorities for approval to engage in an Acquisition Transaction; or

                  (iv) A Loan Agreement Event of Default has occurred and the Lender has filed a regulatory application pursuant to the Change in Bank Control Act and/or has filed a court proceeding to execute on the Bank Common Stock.

         (e) USAB shall promptly notify BFHI and Acquisition in writing of the occurrence of any Preliminary Termination Event or Termination Event.

8.2      Entire Agreement

         This Agreement (including the Stockholder Agreement, the USAB Option Agreement and the BFHI Promissory Note) and the Confidentiality Agreement contain the entire agreement among the parties with respect to the transactions contemplated hereby and supersede all prior arrangements or understandings with respect thereto, written or oral.

8.3      Assignment; Successors

         None of the parties hereto may assign any of its rights or obligations under this Agreement to any other person without the prior written consent of the other party or parties. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. Except as provided in Sections 5.8 and 5.9 hereof, nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors, any rights, remedies, obligations or liabilities. In the event that BFHI or any of its successors, (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors shall assume the obligations set forth in Sections
5.8 and 5.9 hereof, which obligations are expressly intended to be for the irrevocable benefit of, and shall be enforceable by, each person covered thereby.

8.4      Notices

         All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by overnight express or by registered or certified mail, postage prepaid, addressed as follows:

         If to BFHI and Acquisition:

                   Berkshire Financial Holdings, Inc.
                   36 Winward Court
                   Collegeville, PA  19426
                   Attn: Brian M. Hartline, Chief Executive Officer

         With a required copy to:

                   Kelley Drye & Warren LLP
                   8000 Towers Crescent Drive
                   Suite 1200
                   Vienna, VA  22182
                   Attn:  Norman B. Antin, Esq.
                           Jeffrey D. Haas, Esq.

         If to USAB or the Bank:

                   USABancShares.com, Inc.
                   c/o vBank, a Savings Bank
                   One Lincoln Plaza
                   Philadelphia, PA  19102
                   Attn:  Craig J. Scher, President and Chief Executive Officer

         With a required copy to:

                   Drinker Biddle & Reath LLP
                   One Logan Square
                   18th and Cherry Streets
                   Philadelphia, PA  19103
                   Attn:  Stephen T. Burdumy, Esq.

Any notice, request, demand or other communication delivered or sent in the manner aforesaid shall be deemed given or made (as the case may be) upon the earliest of (i) the date it is actually received, (ii) the business day after the day on which it is delivered by hand, (iii) the business day after the day on which it is properly delivered to Federal Express (or a comparable overnight delivery service), or (iv) the third business day after the day on which it is deposited in the United States mail. USAB, the Bank, BFHI or Acquisition may change its address by notifying the other party of its new address in the manner set forth above.

8.5      Alternative Structure

         Notwithstanding any provision of this Agreement to the contrary, BFHI and Acquisition may elect, subject to the filing of all necessary applications and the receipt of all required regulatory approvals, to modify the structure of the Merger set forth herein, provided that (i) the Merger Consideration is not thereby changed in kind or reduced in amount as a result of such modification or alters the taxation of any amounts to be received by USAB's stockholders, (ii) such modification will not materially delay or jeopardize receipt of any required regulatory approvals or any other condition to BFHI's obligations set forth in Sections 6.1 and 6.3 hereof, and such modification would not require USAB to supplement, amend or prepare new proxy materials without USAB's prior written consent.

8.6      Interpretation

         The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The phrases "the date of this Agreement," "the date hereof" and terms of similar import herein, unless the context otherwise requires, shall be deemed to be the date first above written on page one (1) hereof.

8.7      Counterparts

         This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

8.8      Governing Law

         This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania applicable to agreements made and entirely to be performed within such jurisdiction except to the extent federal law may be applicable.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.


                               BERKSHIRE FINANCIAL HOLDINGS, INC.
Attest:

/s/ Cheryl K. Rossi            By: /s/ Brian M. Hartline
---------------------             --------------------------------
Cheryl K. Rossi                Name:    Brian M. Hartline
                               Title:   Chief Executive Officer


                               BFHI ACQUISITION CORPORATION
Attest:

/s/ Cheryl K. Rossi            By:  /s/ Brian M. Hartline
-----------------------           --------------------------------
Cheryl K. Rossi                Name:    Brian M. Hartline
                               Title:   Chief Executive Officer


                               USABANCSHARES.COM, INC.
Attest:

/s/ Craig J. Scher             By: /s/ Daniel J. Machon, Jr.
------------------------       -----------------------------------
Craig J. Scher                 Name:    Daniel J. Machon, Jr.
                               Title:   Chief Financial Officer


                               vBANK, A SAVINGS BANK
Attest:

/s/ Daniel J. Machon, Jr.      By: /s/ Craig J. Scher
-------------------------      ------------------------------------
Daniel J. Machon, Jr.          Name:    Craig J. Scher
                               Title:   President and Chief Executive Officer

                                                                     EXHIBIT A

                          FORM OF STOCKHOLDER AGREEMENT

                                  March 9, 2002



Berkshire Financial Holdings, Inc.
36 Winward Court
Collegeville, PA  19426

Gentlemen:

         The undersigned, a director or executive officer of USABancShares.com, Inc. ("USAB") or vBank, a Savings Bank ("Bank") understands that Berkshire Financial Holdings, Inc. ("BFHI") and BFHI Acquisition Corporation ("Acquisition") are about to enter into an Agreement and Plan of Reorganization (the "Agreement") with USAB and the Bank. The Agreement provides for the merger of Acquisition with and into USAB and the related conversion of all of the outstanding common stock of USAB into the Merger Consideration set forth in the Agreement.

         In order to induce BFHI and Acquisition to enter into the Agreement, and intending to be legally bound hereby, the undersigned agrees that in connection with the proxy solicitation of USAB shareholder approval contemplated by Section 5.2 of the Agreement, the undersigned will vote his shares FOR approval of the Agreement and the transactions contemplated thereby with respect to the shares of USAB Common Stock beneficially owned by the undersigned individually or, to the extent of the undersigned's proportionate voting interest, jointly with other persons, as well as (to the extent of the undersigned's proportionate voting interest) any other shares of USAB Common Stock over which the undersigned may hereafter acquire beneficial ownership (collectively, the "Shares"). Subject to the penultimate paragraph of this agreement, the undersigned further agrees that he will use his best efforts to cause a vote FOR approval of the Agreement and the transactions referenced therein to be provided with respect to any other shares of USAB Common Stock over which he has or shares voting power.

         The undersigned represents and warrants that he has or shares the beneficial ownership of the number of shares of USAB Common Stock set forth on
Schedule I hereto.

         The undersigned further agrees that until the earlier of (i) the consummation of the transactions contemplated by the Agreement or (ii) the termination of the Agreement in accordance with its terms, the undersigned will not, directly or indirectly:

         (a) vote any of the Shares or provide a consent with respect to such Shares, or cause or permit any of the Shares to be voted or consented to, in favor of any other merger, consolidation, plan of liquidation, sale of assets, reclassification or other transaction involving USAB or the Bank which would have the effect of any person, other than BFHI or an affiliate of BFHI, acquiring control over USAB or the Bank or any substantial portion of the assets of USAB or the Bank. As used herein, the term "control" means (i) the ability to direct the voting of 10% or more of the outstanding voting securities of a person having ordinary voting power in the election of directors or in the election of any other body having similar functions or (ii) the ability to direct the management and policies of a person, whether through ownership of securities, through any contract, arrangement or understanding or otherwise.

         (b) sell or otherwise transfer any of the Shares, or cause or permit any of the Shares to be sold or otherwise transferred, (i) pursuant to any tender offer, exchange offer or similar proposal made by any person, other than BFHI or an affiliate of BFHI, (ii) to any person known by the undersigned to be seeking to obtain control of USAB or the Bank or any substantial portion of the assets of USAB or the Bank or to any other person, other than BFHI or an affiliate of BFHI, under circumstances where such sale or transfer may reasonably be expected to assist a person seeking to obtain such control or
(iii) for the principal purpose of avoiding the obligations of the undersigned under this agreement.

         It is understood and agreed that this agreement relates solely to the capacity of the undersigned as a shareholder or other beneficial owner of the Shares and, to the extent applicable, is not in any way intended to affect the exercise by the undersigned of the undersigned's responsibilities as a director or officer of USAB or the Bank. It is further understood and agreed that this agreement is not in any way intended to affect the exercise by the undersigned of any fiduciary responsibility which the undersigned may have in respect of any Shares as of the date hereof.

         Use of the masculine gender herein shall be considered to represent the masculine, feminine or neuter gender whenever appropriate.

                                                Very truly yours

                                                ----------------------------
                                                Name



Accepted and Agreed to:

BERKSHIRE FINANCIAL HOLDINGS, INC.


By:      ____________________________________
         Name:    Brian M. Hartline
         Title:   Chief Executive Officer

                                   Schedule I

                                                                Number of Shares Beneficially
            Name of Shareholder                                 Owned of USAB Common Stock(1)
---------------------------------------------           ------------------------------------------
George M. Laughlin                                                        133,562
Clarence L. Rader                                                          17,688
Wayne O. Leevy                                                              6,200
George Beach                                                                   --
Daniel J. Machon, Jr.                                                       4,000
Craig J. Scher                                                             82,810


-----------------
(1)      Does not include options to purchase shares of USAB Common Stock.

                                                                      EXHIBIT B

                                     FORM OF
                             STOCK OPTION AGREEMENT


         Stock Option Agreement ("Agreement"), dated as of March 9, 2002, between Berkshire Financial Holdings, Inc., a Pennsylvania corporation ("Grantee"), and USABancShares.com, Inc., a Pennsylvania corporation ("Issuer").

                              W I T N E S S E T H:

         WHEREAS, Grantee, Issuer, Berkshire Acquisition Corporation and vBank, a Savings Bank (the "Bank") have entered into an Agreement and Plan of Reorganization of even date herewith (the "Merger Agreement"), providing for, among other things, the merger of a wholly owned subsidiary of Grantee with and into Issuer (the "Merger");

         WHEREAS, as a condition and an inducement to Grantee to enter into the Merger Agreement, Grantee has requested that Issuer agree, and Issuer has agreed, to grant Grantee the Option (as hereinafter defined); and

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

         1(a) Issuer hereby grants to Grantee an irrevocable option (the "Option") to purchase, subject to the terms and conditions hereof, up to an aggregate of 1,140,104 fully paid and nonassessable shares (the "Option Shares") of common stock, par value $1.00 per share, of Issuer (the "Common Stock"), at a price per share equal to $0.40 (the "Option Price"); provided, however, that in no event shall the number of Option Shares for which this Option is exercisable exceed 19.9% of the aggregate issued and outstanding shares of Common Stock (including, for purposes hereof, securities convertible into Common Stock, the "Capital Stock") without giving effect to any shares subject to or issued pursuant to the Option. The number of shares of Common Stock that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth.

         (b) In the event that any additional shares of Capital Stock are issued or otherwise become outstanding after the date of this Agreement (other than pursuant to this Agreement and other than pursuant to an event described in
Section 5(a) hereof), including, without limitation, pursuant to stock option or other employee plans or as a result of the exercise of conversion rights, the number of Option Shares shall be increased so that, after such event, such number equals 19.9% of the number of shares of Capital Stock then issued and outstanding without giving effect to any shares subject to or issued pursuant to the Option. Nothing contained in this Section l(b) or elsewhere in this Agreement shall be deemed to authorize Issuer to issue shares in breach of any provision of the Merger Agreement.

         2(a) The Holder (as hereinafter defined) may exercise the Option, in whole or part, and from time to time, if, but only if, both an Initial Triggering Event (as hereinafter defined) and a Subsequent Triggering Event (as hereinafter defined) shall have occurred prior to the occurrence of an Exercise Termination Event (as hereinafter defined), provided that the Holder shall have sent the written notice of the first exercise (as provided in paragraph (e) of this Section 2) within 90 days following the first Subsequent Triggering Event to occur (or such later period as provided in Section 7). Each of the following shall be an Exercise Termination Event: (i) the Effective Time (as defined in the Merger Agreement); (ii) termination of the Merger Agreement in accordance with the provisions thereof if such termination occurs prior to the occurrence of an Initial Triggering Event, except a termination by Grantee pursuant to
Section 7.1(b) of the Merger Agreement as a result of a willful breach of any representation, warranty, covenant or agreement of Issuer; or (iii) the passage of 15 months after termination of the Merger Agreement if such termination follows the occurrence of an Initial Triggering Event or is a termination by Grantee pursuant to Section 7.1(b) of the Merger Agreement as a result of a willful breach of any representation, warranty, covenant or agreement of Issuer. The term "Holder" shall mean the holder or holders of the Option pursuant to this Agreement. Notwithstanding anything to the contrary contained herein, the Option may not be exercised at any time when Grantee shall be in willful material breach of any of its covenants or agreements contained in the Merger Agreement such that Issuer shall be entitled to terminate the Merger Agreement pursuant to Section 7.1(b) thereof as a result of such a willful material breach.

         (b) The term "Initial Triggering Event" shall mean any of the following events or transactions occurring on or after the date hereof:

                  (i) any person (other than Grantee or any Subsidiary of Grantee (a "Grantee Subsidiary") shall have commenced (as such term is defined in Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the "1934 Act"), or shall have filed a registration statement under the Securities Act of 1933, as amended ("Securities Act"), with respect to, a tender offer or exchange offer to purchase any shares of Issuer Common Stock such that, upon consummation of such offer, such person would own or control 10% or more of Issuer Common Stock outstanding (such an offer being referred to herein as a "Tender Offer" and an "Exchange Offer," respectively, regardless of whether the provisions of Regulations 14D or 14E under the Exchange Act apply to such Tender Offer or Exchange Offer);

                  (ii)(A) the holders of Issuer Common Stock shall not have approved the Merger Agreement through the solicitation of proxies conducted for the purpose of voting on the Merger Agreement, (B) such proxy solicitation shall not have been conducted prior to termination of the Merger Agreement or (C) Issuer's Board of Directors shall have withdrawn or modified in a manner adverse to Grantee the recommendation of Issuer's Board of Directors with respect to the Merger Agreement, in each case after any person (other than Grantee or a Grantee Subsidiary) shall have (x) made, or disclosed an intention to make, a bona fide proposal to Issuer or its stockholders to engage in an Acquisition Transaction (as hereinafter defined), (y) commenced a Tender Offer or filed a registration statement under the Securities Act with respect to an Exchange Offer or (z) filed an application or given notice, whether in draft or final form, with the appropriate regulatory authorities for approval to engage in an Acquisition Transaction;

                  (iii) Issuer or any Subsidiary of Issuer (an "Issuer Subsidiary") shall have breached any representation, warranty, covenant or obligation contained in the Merger Agreement, and such breach would entitle Grantee to terminate the Merger Agreement under Section 7.1(b) thereof (without regard to the cure period provided for therein unless such cure is promptly effected without jeopardizing consummation of the Merger pursuant to the terms of the Merger Agreement), after any person (other than Grantee or a Grantee Subsidiary) shall have (x) made, or disclosed an intention to make, a bona fide proposal to Issuer or its stockholders to engage in an Acquisition Transaction,
(y) commenced a Tender Offer or filed a registration statement under the Securities Act with respect to an Exchange Offer or (z) filed an application or given notice, whether in draft or final form, with the appropriate regulatory authorities for approval to engage in an Acquisition Transaction. For purposes of this Agreement, (a) "Acquisition Transaction" shall mean (x) a merger or consolidation, or any similar transaction, involving Issuer or any Issuer Subsidiary, (y) a purchase, lease or other acquisition of all or a substantial portion of the assets or liabilities of Issuer or any Issuer Subsidiary or (z) a purchase or other acquisition (including by way of share exchange, tender offer, exchange offer or otherwise) of an interest in any class or series of equity securities of Issuer or any Issuer Subsidiary; provided that "Acquisition Transaction" shall not include any transaction involving Grantee or any Grantee Subsidiary; and (b) "Subsidiary" shall have the meaning set forth in Rule 12b-2 under the 1934 Act; or

                  (iv) a Loan Agreement Event of Default (as defined in the Merger Agreement) has occurred and the Lender (as defined in the Merger Agreement) has filed a regulatory application pursuant to the Change in Bank Control Act and/or has filed a court proceeding to execute on the Bank's Common Stock (as defined in the Merger Agreement).

         (c) The term "Subsequent Triggering Event" shall mean any of the following events or transactions occurring after the date hereof:

                  (i) Issuer or any Issuer Subsidiary, without having received Grantee's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction with any person other than Grantee or any Grantee Subsidiary, or the Board of Directors of Issuer shall have recommended that the stockholders of Issuer approve or accept any Acquisition Transaction with an Person other than Grantee or any Grantee Subsidiary;

                  (ii) any person, other than Grantee or any Grantee Subsidiary, shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of, or the right to acquire beneficial ownership, or any "Group" (as such term is defined in Section 13(d)(3) of the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 25% or more of the aggregate voting power represented by the outstanding Issuer Common Stock or the Bank's Common Stock (as defined in the Merger Agreement); or

                  (iii) one or more signatories to the Stockholder Agreement (as defined in the Merger Agreement) shall have breached his or her obligations pursuant to the Stockholder Agreement in a manner which materially adversely affects the ability of Issuer to obtain the approval of the holders of Issuer Common Stock of the Merger Agreement or otherwise materially adversely affects the ability of the parties hereto to consummate the transactions contemplated thereby.

         (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Initial Triggering Event or Subsequent Triggering Event (together, a "Triggering Event") of which it has notice, it being understood that the giving of such notice by Issuer shall not be a condition to the right of the Holder to exercise the Option.

         (e) In the event the Holder is entitled to and wishes to exercise the Option (or any portion thereof), it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of shares of Common Stock it will purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 30 business days from the Notice Date for the closing of such purchase (the "Closing"); provided that if prior notification to or approval of any regulatory or antitrust agency is required in connection with such purchase, the Holder shall promptly file the required notice or application for approval, shall promptly notify Issuer of such filing and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto. The term "business day" for purposes of this Agreement means any day, excluding Saturdays, Sundays and any other day that is a legal holiday in the Commonwealth of Pennsylvania or a day on which banking institutions in the Commonwealth of Pennsylvania are authorized by law or executive order to close.

         (f) At each Closing, the Holder shall (i) pay to Issuer an amount equal to the Option Price multiplied by the number of Option Shares to be purchased at such Closing in immediately available funds by wire transfer to a bank account designated by Issuer, and (ii) present and surrender this Agreement to Issuer at its principal executive offices, provided that the failure or refusal of the Issuer to designate such a bank account or accept surrender of this Agreement shall not preclude the Holder from exercising the Option.

         (g) At each Closing, simultaneously with the delivery of immediately available funds and surrender of this Agreement as provided in subsection (f) of this Section 2, (i) Issuer shall deliver to the Holder (A) a certificate or certificates representing the Option Shares purchased by the Holder at such Closing and (B) if the Option should be exercised in part only, a new Option evidencing the right of the Holder thereof to purchase the balance of the Option Shares purchasable hereunder, and (ii) the Holder shall deliver to Issuer a letter agreeing that the Holder will not offer to sell or otherwise dispose of the Option Shares in violation of applicable law or the provisions of this Agreement.

         (h) Certificates for Option Shares delivered at each Closing hereunder may be endorsed (in the sole discretion of Issuer) with a restrictive legend that shall read substantially as follows:

                  "The transfer of the shares represented by this certificate is subject to certain provisions of an agreement between the registered holder hereof and Issuer and to resale restrictions arising under the Securities Act of 1933, as amended. A copy of such agreement is on file at the principal office of Issuer and will be provided to the holder hereof without charge upon receipt by Issuer of a written request therefor."

         It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act of 1933, as amended (the "1933 Act"), in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Holder shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel, in form and substance reasonably satisfactory to Issuer, to the effect that such legend is not required for purposes of the 1933 Act; (ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference in the reasonable opinion of counsel to the Holder; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

                  (i) Upon the giving by the Holder to Issuer of the written notice of exercise of the Option provided for under paragraph (e) of this
Section 2, the tender of the applicable Option Price in immediately available funds and the tender of this Agreement to Issuer, the Holder shall be deemed, subject to the receipt of any necessary regulatory approvals, to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. Issuer shall pay all expenses, and any and all United States federal, state and local taxes and other charges (other than any applicable transfer taxes) that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 2 in the name of the Holder or its assignee, transferee or designee.

         3. Issuer agrees: (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Common Stock so that the Option may be exercised without additional authorization of Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Common Stock; (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer;
(iii) promptly to take all action as may from time to time be required (including without limitation (x) complying with all applicable premerger notification, reporting and waiting period requirements specified in 15 U.S.C.
Section 18a and regulations promulgated thereunder and (y) in the event, under the Change in Bank Control Act of 1978, as amended, or any state or other federal banking law, prior approval of or notice to any state or federal regulatory authority is necessary before the Option may be exercised, cooperate fully with the Holder in connection with the preparation of such applications or notices and providing such information to such state or federal regulatory authority as they may require) in order to permit the Holder to exercise the Option and Issuer duly and effectively to issue shares of Common Stock pursuant hereto; and (iv) promptly to take all action provided herein to protect the rights of the Holder against dilution.

         4. This Agreement and the Option granted hereby are exchangeable, without expense, at the option of the Holder, upon presentation and surrender of this Agreement at the principal office of Issuer, for other Agreements providing for Options of different denominations entitling the holder thereof to purchase on the same terms and subject to the same conditions as are set forth herein in the aggregate the same number of shares of Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any Stock Option Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, subject to the aforementioned indemnification, if applicable, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

         5. In addition to the adjustment in the number of shares of Common Stock that are purchasable upon exercise of the Option pursuant to Section 1 of this Agreement, the number of Option Shares purchasable upon the exercise of the Option and the Option Price shall be subject to adjustment from time to time as provided in this Section 5.

         (a) In the event of any change in, or distributions in respect of, the Capital Stock by reason of stock dividend, split-up, merger, recapitalization, combination, subdivision, conversion, exchange of shares, or similar transaction, the type and number of Option Shares shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction, so that Grantee shall receive upon exercise of the Option the number and class of Option Shares that Grantee would have held immediately after such event if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable.

         (b) Whenever the number of Option Shares is adjusted as provided in this Section 5, the Option Price shall be adjusted by multiplying the Option Price in effect immediately before such change in the number of Option Shares by a fraction, the numerator of which shall be equal to the number of Option Shares purchasable prior to the adjustment and the denominator of which shall be equal to the number of Option Shares purchasable after the adjustment.

         6. Upon the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event, Issuer shall, at the request of Grantee delivered within six months (or such later period as provided in Section 7) following such Subsequent Triggering Event (whether on its own behalf or on behalf of any subsequent holder of this Option (or part thereof) or any of the Option Shares issued pursuant hereto), promptly prepare, file and keep current, with respect to the Option Shares, a registration statement under the 1933 Act and qualify such Option Shares for resale or other disposition under applicable state securities laws, in each case in accordance with any plan of disposition requested by Grantee. Issuer will use all reasonable efforts to cause such registration statement promptly to become effective and then to remain effective for such period not in excess of 180 days from the day such registration statement first becomes effective or such shorter time as may be reasonably necessary to effect such sales or other dispositions. Grantee shall have the right to demand two such registrations. The Issuer shall bear the costs of such registrations (including, but not limited to, Issuer's attorneys' fees, printing costs and filing fees, except for underwriting discounts or commissions, brokers' fees and the fees and disbursements of Grantee's counsel related thereto). The foregoing notwithstanding, if, at the time of any request by Grantee for registration of the Option Shares as provided above, Issuer is in registration with respect to an underwritten public offering by Issuer of shares of Capital Stock, and if in the good faith judgment of the managing underwriter or managing underwriters, or, if none, the sole underwriter or underwriters, of such offering, the inclusion of the Option Shares would interfere with the successful marketing of the shares of Capital Stock offered by Issuer, the number of Option Shares otherwise to be covered in the registration statement contemplated hereby may be reduced; provided, however, that after any such required reduction the number of Option Shares to be included in such offering for the account of the Holder shall constitute at least 25% of the total number of shares to be sold by the Holder and Issuer in the aggregate; and provided further, however, that if such reduction occurs, then Issuer shall file a registration statement for the balance as promptly as practicable thereafter as to which no reduction pursuant to this Section 6 shall be permitted or occur. Each such Holder shall provide all information reasonably requested by Issuer for inclusion in any such registration statement to be filed hereunder. If requested by any such Holder in connection with such registration, Issuer shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in secondary offering underwriting agreements. Upon receiving any request under this Section 6 from any Holder, Issuer agrees to send a copy thereof to any other person known to Issuer to be entitled to registration rights under this Section 6, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies. Notwithstanding anything to the contrary contained herein, in no event shall the number of registrations that Issuer is obligated to effect be increased by reason of the fact that there shall be more than one Holder as a result of any assignment or division of this Agreement.

         7. The 90-day or 6-month periods for exercise of certain rights under Sections 2, 6, and 9 shall be extended: (i) to the extent necessary to obtain all regulatory approvals for the exercise of such rights (for so long as the Holder is using its reasonable best efforts to obtain such regulatory approvals), and for the expiration of all statutory waiting periods; (ii) during the pendency of any temporary restraining order, injunction or other legal bar to exercise of such rights; and (iii) to the extent necessary to avoid liability under Section 16(b) of the 1934 Act by reason of such exercise.

         8(a)     Issuer hereby represents and warrants to Grantee as follows:

                  (i) Issuer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Issuer and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Issuer and is a valid and legally binding obligation of Issuer, enforceable against Issuer in accordance with its terms, except that enforcement thereof may be limited by the receivership, conservatorship and supervisory powers of bank regulatory agencies generally as well as bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors rights generally and except that enforcement thereof may be subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and the availability of equitable remedies.

                  (ii) Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant thereto, will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and clear of all claims, liens, encumbrances and security interests and not subject to any preemptive rights.

         (b)      Grantee hereby represents and warrants to Issuer that:

                  (i) Grantee has full corporate power and authority to execute and deliver this Agreement and, subject to any approvals or consents referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee and no other corporate proceedings on the part of Grantee are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly executed and delivered by Grantee and is a valid and legally binding obligation of Grantee, enforceable against Grantee in accordance with its terms, except that enforcement thereof may be limited by the receivership, conservatorship and supervisory powers of bank regulatory agencies generally as well as bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors rights generally and except that enforcement thereof may be subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and the availability of equitable remedies.

                  (ii) The Option is not being, and any shares of Common Stock or other securities acquired by Grantee upon exercise of the Option will not be, acquired with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the Securities Act.

         9. Neither of the parties hereto may assign any of its rights or obligations under this Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that in the event a Subsequent Triggering Event shall have occurred prior to an Exercise Termination Event, Grantee, subject to the express provisions hereof and applicable law, may assign in whole or in part its rights and obligations hereunder within six months following such Subsequent Triggering Event; provided, however, that until the date 15 days following the date on which the applicable federal or state bank regulatory authority approves an application by Grantee to acquire the shares of Common Stock subject to the Option, Grantee may not assign its rights under the Option except in a private placement in which no one party acquires the right to purchase in excess of 9.9% of the voting shares of Issuer or any other manner approved by the applicable federal or state bank regulatory authority.

         10. Each of Grantee and Issuer will use all reasonable efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement, including, without limitation, applying to the applicable federal or state bank regulatory authority for approval to acquire the shares issuable hereunder and applying for listing or quotation of such shares on any exchange or quotation system on which the Common Stock is then listed or quoted.

         11. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be enforceable by either party hereto through injunctive or other equitable relief.

         12. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Holder is not permitted to acquire the full number of shares of Common Stock provided in Section l(a) hereof (as adjusted pursuant to Section l(b) or Section 5 hereof), it is the express intention of Issuer to allow the Holder to acquire such lesser number of shares as may be permissible, without any amendment or modification hereof.

         13. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by fax, telecopy or by registered or certified mail (postage prepaid, return receipt requested) at the respective addresses of the parties set forth in the Merger Agreement.

         14. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to the conflict of law principles thereof.

         15. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

         16. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

         17. Except as otherwise expressly provided herein or in the Merger Agreement, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

         18. Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned thereto in the Merger Agreement.

         IN WITNESS WHEREOF, Grantee and Issuer have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.


                                         BERKSHIRE FINANCIAL HOLDINGS, INC.
Attest:

___________________________              By:      __________________________
Cheryl K. Rossi                          Name:    Brian M. Hartline
                                         Title:   Chief Executive Officer



                                         USABANCSHARES.COM, INC.
Attest:

___________________________              By:      __________________________
Craig J. Scher                           Name:    Daniel J. Machon, Jr.
                                         Title:   Chief Financial Officer

                                                                    EXHIBIT C


                                     FORM OF
                         AGREEMENT AND PLAN OF MERGER of
                             USABANCSHARES.COM, INC.
                     with BERKSHIRE FINANCIAL HOLDINGS, INC.

         AGREEMENT AND PLAN OF MERGER agreed to this __ day of ___________ 2002, between Berkshire Financial Holdings, Inc., a Pennsylvania corporation ("Company"), and USABancshares.com, Inc., a Pennsylvania corporation ("USAB").

         WHEREAS, the Company owns all of the issued and outstanding capital stock of USAB; and

         WHEREAS, the Company wishes to approve, authorize, and consent to (i) the merger of USAB with and into the Company pursuant to the Business Corporation Law of 1988 of the Commonwealth of Pennsylvania ("BCL") and (ii) the voluntary liquidation of USAB in accordance with Section 332 of the Internal Revenue Code of 1986, as amended ("Code"), and pursuant to an Agreement and Plan of Reorganization, dated as of March 8, 2002; and

         WHEREAS, BFHI Acquisition Corporation, a Pennsylvania corporation and former subsidiary of the Company, previously has merged with and into USAB.

         NOW, THEREFORE, the parties hereto agree as follows:

         1. The Company approves, authorizes, and consents to the merger and liquidation of USAB.

         2. Following the consummation of this Agreement and Plan of Merger and Liquidation, USAB shall be liquidated in accordance with the provisions of
Section 332 of the Internal Revenue Code of 1986, as amended.

         3. The officers of USAB are authorized and directed to distribute USAB's assets (subject to its liabilities) within one year in cancellation of its stock to the Company, as owner of all of its issued and outstanding stock.

         4. The officers of USAB are further authorized and directed to take all appropriate and necessary actions to liquidate USAB in accordance with the Code.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger and Liquidation to be executed by their respective duly authorized officers as of the day and year first above written.

                                            BERKSHIRE FINANCIAL HOLDINGS, INC.
Attest:

______________________________              By:      __________________________
Name:    Cheryl K. Rossi                    Name:    Brian M. Hartline
Title:   Corporate Secretary                Title:   Chief Executive Officer



                                            USABANCSHARES.COM, INC.
Attest:

______________________________              By:      __________________________
Name:                                       Name:
Title:                                      Title:

                                                                      EXHIBIT D

                                    AGREEMENT


         AGREEMENT, dated this __ day of __________ 2002, between vBank, a Savings Bank (the "Bank"), a wholly-owned subsidiary of Berkshire Financial Holdings, Inc. (the "Corporation"), and Craig J. Scher (the "Executive").


                                   WITNESSETH

         WHEREAS, the Executive has served previously as an officer of the Bank pursuant to an employment agreement dated as of October 29, 1999 (the "Prior Agreement"), which is being terminated in connection with the closing of the transactions contemplated by the Agreement and Plan of Reorganization among the Corporation, BFHI Acquisition Corporation, USABancShares.com, Inc. and the Bank dated March 9, 2002 (the "Merger Agreement");

         WHEREAS, the Bank desires to be ensured of the Executive's continued active participation in the business of the Bank;

         WHEREAS, the Bank desires to enter into an employment agreement with the Executive with respect to his employment by the Bank and to provide for the severance payments to be made to Mr. Scher with respect to the Prior Agreement;

         NOW THEREFORE, in consideration of the mutual agreements herein contained, and upon the other terms and conditions hereinafter provided, the parties hereby agree as follows:

         1. Definitions. The following words and terms shall have the meanings set forth below for the purposes of this Agreement:

                  (a) Base Salary. "Base Salary" shall have the meaning set forth in Section 4(a) hereof.

                  (b) Cause. Termination of the Executive's employment for "Cause" shall mean termination because of personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order or material breach of any provision of this Agreement.

                  (c) Change in Control. "Change in Control" shall mean the occurrence of any of the following events subsequent to the date of this
Agreement: (i) the acquisition of control of the Corporation as defined in the Change in Bank Control Act of 1978, as amended, 12 U.S.C. ss. 1842(3), or any successor to such sections; (ii) an event that would be required to be reported in response to Item 1(a) of Form 8-K or Item 6(e) of Schedule 14A of Regulation 14A pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"), or any successor thereto, whether or not any class of securities of the Corporation is registered under the Exchange Act; (iii) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 25% or more of the combined voting power of the Corporation's then outstanding securities; (iv) the sale or other disposition of all or substantially all of the assets of the Bank or the transfer by the Corporation of greater than 35% of the voting securities of the Bank; or (v) during any period of three consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Corporation or the Bank cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

                  (d) Code. "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  (e) Date of Termination. "Date of Termination" shall mean (i) if the Executive's employment is terminated for Cause or for Disability, the date specified in the Notice of Termination, and (ii) if the Executive's employment is terminated for any other reason, the date on which a Notice of Termination is given or as specified in such Notice.

                  (f) Disability. Termination by the Bank of the Executive's employment based on "Disability" shall mean termination because of any physical or mental impairment which qualifies the Executive for disability benefits under the applicable long-term disability plan maintained by the Bank or, if no such plan applies, which would qualify the Executive for disability benefits under the Federal Social Security System.

                  (g) Good Reason. Termination by the Executive of the Executive's employment for "Good Reason" shall mean termination by the Executive within twenty-four (24) months following a Change in Control based on:

                  (i) Without the Executive's express written consent, the failure to elect or to re-elect or to appoint or to re-appoint the Executive to the office of President of the Philadelphia Region of the Bank or a material adverse change made by the Bank which would reduce the Executive's functions, duties or responsibilities as President of the Philadelphia Region of the Bank;

                  (ii) Without the Executive's express written consent, a reduction by the Bank in the Executive's Base Salary as the same may be increased from time to time;

                  (iii) Without the Executive's express written consent, the Bank requires the Executive to be based anywhere other than the Philadelphia metropolitan area in which the Bank's principal executive office is located, except for required travel on business of the Bank to an extent substantially consistent with the Executive's present business travel obligations;

                  (iv) Any purported termination of the Executive's employment for Disability which is not effected pursuant to a Notice of Termination satisfying the requirements of paragraph (i) below; or

                  (v) The failure by the Bank to obtain the assumption of and agreement to perform this Agreement by any successor as contemplated in Section 10 hereof in connection with a Change in Control.

                  (h)      IRS.  IRS shall mean the Internal Revenue Service.

                  (i) Notice of Termination. Any purported termination of the Executive's employment by the Bank for any reason, including without limitation for Cause or Disability, or by the Executive for any reason, including without limitation for Good Reason, shall be communicated by written "Notice of Termination" to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a dated notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated, (iii) specifies a Date of Termination, which shall be not less than thirty (30) nor more than ninety (90) days after such Notice of Termination is given, except in the case of the Bank's termination of Executive's employment for Cause, which shall be effective immediately; and (iv) is given in the manner specified in
Section 11 hereof.

         2. Payments Resulting from Prior Agreement. Pursuant to obligations of the Bank incurred under the Prior Agreement, the Bank shall pay to the Executive an aggregate amount equal to $350,000, payable as follows: (a) a lump sum payment of $175,000 at the Effective Time (as such term is defined in the Merger Agreement), and (b) an additional lump sum payment of $175,000, upon the earlier to occur of (i) the one year anniversary of the date of this Agreement, or (ii) the termination of this Agreement for any reason.

         3. Term of Employment.

            (a) The Bank hereby employs the Executive as President of the Philadelphia Region of the Bank, and the Executive hereby accepts said employment and agrees to render such services to the Bank, on the terms and conditions set forth in this Agreement. The term of employment under this Agreement shall be for a term of three years, commencing on the date of this Agreement, unless such term is extended as provided in this Section 3. Prior to the first annual anniversary of the date first above written and each annual anniversary thereafter, the Board of Directors of the Bank shall consider, review (with appropriate corporate documentation thereof, and after taking into account all relevant factors, including the Executive's performance) and, if appropriate, explicitly approve a one-year extension of the remaining term of this Agreement. The term of this Agreement shall continue to extend each year if the Board of Directors so approves such extension unless the Executive gives written notice to the Bank of the Executive's election not to extend the term, with such notice to be given not less than sixty (60) days prior to any such anniversary date. If the Board of Directors elects not to extend the term, it shall give written notice of such decision to the Executive not less than sixty
(60) days prior to any such anniversary date. If any party gives timely notice that the term will not be extended as of any annual anniversary date, then this Agreement shall terminate at the conclusion of its remaining term. References herein to the term of this Agreement shall refer both to the initial term and successive terms.

                  (b) During the term of this Agreement, the Executive shall perform such executive services for the Bank as may be consistent with his titles and from time to time assigned to him by the Bank's Board of Directors.

         4.       Compensation and Benefits.

                  (a) The Bank shall compensate and pay the Executive for his services during the term of this Agreement at a minimum base salary of $175,000 per year ("Base Salary"), which may be increased from time to time in such amounts as may be determined by the Board of Directors of the Bank and may not be decreased without the Executive's express written consent. In addition to his Base Salary, the Executive shall be entitled to receive during the term of this Agreement such bonus payments as may be determined by the Board of Directors of the Bank.

                  (b) During the term of this Agreement, the Executive shall be entitled to participate in and receive the benefits of any pension or other retirement benefit plan, profit sharing, stock option, employee stock ownership, or other plans, benefits and privileges given to employees and executives of the Bank, to the extent commensurate with his then duties and responsibilities as fixed by the Board of Directors of the Bank.

                  (c) During the term of this Agreement, the Executive shall be entitled to four (4) weeks of paid annual vacation. The Executive shall not be entitled to receive any additional compensation from the Bank for failure to take a vacation, nor shall the Executive be able to accumulate unused vacation time from one year to the next, except to the extent authorized by the Board of Directors of the Bank.

                  (d) In the event the Executive's employment is terminated due to Disability, the Bank shall provide continued life, medical, dental and disability coverage substantially identical to the coverage maintained by the Bank for the Executive immediately prior to his termination at no expense to the Executive. Upon the expiration of the term of this Agreement, Executive shall be entitled to continue such coverage (at Executive's own expense) in accordance with applicable state and Federal continuation coverage law.

                  (e) The Bank shall, during the term of this Agreement, provide the Executive with a company-owned automobile and provide for its maintenance and upkeep.

         5. Expenses. The Bank shall reimburse the Executive or otherwise provide for or pay for all reasonable expenses incurred by the Executive in furtherance of or in connection with the business of the Bank, including, but not by way of limitation, traveling expenses, subject to such reasonable documentation and other limitations as may be established by the Board of Directors of the Bank. If such expenses are paid in the first instance by the Executive, the Bank shall reimburse the Executive therefor.

         6.       Termination.

                  (a) The Bank shall have the right, at any time upon prior Notice of Termination, to terminate the Executive's employment hereunder for any reason, including without limitation termination for Cause or Disability and the Executive shall have the right, upon prior Notice of Termination, to terminate his employment hereunder for any reason.

                  (b) In the event that (i) the Executive's employment is terminated by the Bank for Cause or (ii) the Executive terminates his employment hereunder other than for Disability, death or Good Reason, the Executive shall have no right pursuant to this Agreement to compensation or other benefits for any period after the applicable Date of Termination other than for Base Salary accrued through the Date of Termination.

                  (c) In the event that the Executive's employment is terminated as a result of Disability during the term of this Agreement, the Executive shall receive his salary for the duration of the term of this Agreement. In the event of the Executive's death during the term of the Agreement, the Executive's estate shall receive his salary to the end of the term of this Agreement.

                  (d) In the event that (i) the Executive's employment is terminated by the Bank for other than Cause, Disability, or the Executive's death or (ii) such employment is terminated by the Executive (a) due to a material breach of this Agreement by the Bank, which breach has not been cured within fifteen (15) days after a written notice of non-compliance has been given by the Executive to the Bank, or (b) for Good Reason, then the Bank shall, subject to Section 7 hereof, if applicable:

                  (A) pay to the Executive, a cash severance amount equal to the Executive's Base Salary as in effect immediately prior to the Date of Termination, multiplied by two years ("Severance Pay"). Such Severance Pay shall be paid in monthly installments beginning with the first business day of the month following the Date of Termination and continuing for two (2) years. The Board of Directors, at its sole discretion, may elect to pay the Severance Pay to Executive on a more accelerated schedule than that set forth in the immediately preceding sentence.

                  (B) maintain and provide for a period ending at the earlier of
         (i) the second anniversary of the Date of Termination or (ii) the date of the Executive's full-time employment by another employer, at no cost to the Executive, the Executive's continued participation in all group insurance, life insurance, health and accident, disability and other employee benefit plans, programs and arrangements in which the Executive was entitled to participate immediately prior to the Date of Termination (other than any stock option or other stock compensation plans or bonus plans of the Bank or the Corporation), provided that in the event that Executive's participation in any such plan, program or arrangement is barred, the Bank shall arrange to provide Executive with benefits substantially similar to those Executive was entitled to receive under such plans, programs and arrangements prior to the Date of Termination. Upon the expiration of the time period described in this subsection, Executive may elect (at his own expense) to continue such coverage in accordance with applicable state and Federal continuation coverage laws.

         7. Limitation of Benefits under Certain Circumstances. If the payments and benefits pursuant to Section 6 hereof, either alone or together with other payments and benefits which the Executive has the right to receive from the Bank, would constitute a "parachute payment" under Section 280G of the Code, the payments and benefits payable by the Bank pursuant to Section 6 hereof shall be reduced, in the manner determined by the Executive, by the amount, if any, which is the minimum necessary to result in no portion of the payments and benefits payable by the Bank under Section 6 being non-deductible to the Bank pursuant to Section 280G of the Code and subject to the excise tax imposed under
Section 4999 of the Code. The determination of any reduction in the payments and benefits to be made pursuant to Section 6 shall be based upon the opinion of independent counsel selected by the Bank's independent public accountants and paid by the Bank. Such counsel shall be reasonably acceptable to the Bank and the Executive; shall promptly prepare the foregoing opinion, but in no event later than thirty (30) days from the Date of Termination; and may use such actuaries as such counsel deems necessary or advisable for the purpose. Nothing contained herein shall result in a reduction of any payments or benefits to which the Executive may be entitled upon termination of employment under any circumstances other than as specified in this Section 7, or a reduction in the payments and benefits specified in Section 6 below zero.

         8.       Non-Competition.  The Executive agrees that:

                  (a) During the term of his employment as well as the period of time the Executive is receiving Severance Pay pursuant to the terms of this Agreement, the Executive will not, directly or indirectly, participate in or act as a principal, partner, officer, employee, agent, or consultant to any business entity which is competitive with the business now or hereafter engaged in or conducted by the Bank, nor shall the Executive hold greater than 5% of the equity securities of any such business.

                  (b) For a period amounting to the later of: (i) one year following the termination of this Agreement for any reason or (ii) the period of time the Executive is receiving Severance Pay pursuant to the terms of this Agreement, the Executive will not, directly or indirectly, solicit for employment, or hire any person who during the term of this Agreement was engaged as an employee or officer of the Bank or any of its subsidiary or affiliated companies.

         9. Withholding. All payments required to be made by the Bank hereunder to the Executive shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Bank may reasonably determine should be withheld pursuant to any applicable law or regulation.

         10. Assignability. The Bank may assign this Agreement and its rights and obligations hereunder in whole, but not in part, to any corporation, bank or other entity with or into which the Bank may hereafter merge or consolidate or to which the Bank may transfer all or substantially all of its assets, if in any such case said corporation, bank or other entity shall by operation of law or expressly in writing assume all obligations of the Bank hereunder as fully as if it had been originally made a party hereto, but may not otherwise assign this Agreement or its rights and obligations hereunder. The Executive may not assign or transfer this Agreement or any rights or obligations hereunder.

         11. Notice. For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below:

         The Bank:                   Secretary
                                     vBank, a Savings Bank
                                     One Lincoln Plaza
                                     1535 Locust Street
                                     Philadelphia, PA  19102

                                     With a copy to:

                                     Secretary
                                     Berkshire Financial Holdings, Inc.
                                     36 Winward Court
                                     Collegeville, PA  19426

         The Executive:              Craig J. Scher
                                     56 Covington Lane
                                     Voorhees, NJ  08043

Any notice, request, demand or other communication delivered or sent in the manner aforesaid shall be deemed given or made (as the case may be) upon the earliest of (a) the date it is actually received, (b) the business day after the day on which it is delivered by hand, (c) the business day after the day on which it is properly delivered to Federal Express (or a comparable overnight delivery service), or (d) the third business day after the day on which it is deposited in the United States mail. The Bank or the Executive may change its address by notifying the other party of the new address in any manner permitted by this Section 11.

         12. Amendment; Waiver. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and such officer or officers as may be specifically designated by the Board of Directors of the Bank to sign on its behalf. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

         13. Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the United States where applicable and otherwise by the substantive laws of the Commonwealth of Pennsylvania.

         14. Nature of Obligations. Nothing contained herein shall create or require the Bank to create a trust of any kind to fund any benefits which may be payable hereunder, and to the extent that the Executive acquires a right to receive benefits from the Bank hereunder, such right shall be no greater than the right of any unsecured general creditor of the Bank.

         15. Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         16. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

         17. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         18. Regulatory Prohibition. Notwithstanding any other provision of this Agreement to the contrary, any payments made to the Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with Section 18(k) of the FDIA (12 U.S.C.ss.1828(k)) and the regulations promulgated thereunder, including 12 C.F.R. Part 359. Furthermore, following such termination for Cause, the Executive will not, directly or indirectly, participate in the affairs or the operations of the Bank.

         19. Entire Agreement. This Agreement embodies the entire agreement between the Bank and the Executive with respect to the matters agreed to herein. All prior agreements between the Bank and the Executive with respect to the matters agreed to herein are hereby superseded and shall have no force or effect.

         IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

                                            vBANK, A Savings Bank


                                            By:      __________________________

                                                      Brian M. Hartline
                                                      Chief Executive Officer


                                            EXECUTIVE



                                            By:      __________________________
                                                      Craig J. Scher

                                                                      EXHIBIT E


                                     FORM OF
                             TENANT ESTOPPEL LETTER

                                __________, 2002



Berkshire Financial Holdings, Inc.
36 Winward Court
Collegeville, PA  19426

         Re:      ___________________, as amended __________________ ("Lease")
                  by and between vBank, A Savings Bank ("Landlord") and __________________ ("Tenant") for the premises commonly known as ____________________ ("Premises")

Dear __________:

         In connection with the acquisition of vBank, A Savings Bank, by Berkshire Financial Holdings, Inc. ("Assignee"), and the corresponding assignment of the above referenced Lease, the undersigned Tenant hereby certifies to Assignee that the following statements are true, correct and complete as of the date hereof:

         1. Tenant is the tenant under the Lease for the Premises. The term of the Lease commenced on _____________, and will expire on _____________. There have been no amendments, modifications or revisions to the Lease (except as set forth on Schedule A hereto), and there are no agreements of any kind between Landlord and Tenant regarding the Premises, except as provided in the attached Lease.

         2. Attached hereto as Schedule A is a true, correct and complete copy of the Lease which has been duly authorized and executed by Tenant and which is in full force and effect.

         3. Tenant has accepted and is in sole possession of the Premises and is presently occupying the Premises. The Lease has not been assigned, by operation of law or otherwise, by Tenant, and no sublease, concession agreement or license, covering the Premises, or any portion of the Premises, has been entered into by Tenant.

         4. Tenant is obligated to pay rent under the Lease in the total amount of ______________________________ Dollars ($_________), payable in ______
installments of ___________________________ Dollars ($_________) (subject to increases as provided in the Lease). No rent under the Lease has been paid more than one (1) month in advance, and no other sums or security deposits have been deposited with Landlord, except in the amount of $__________. (If none, state "NONE"). Tenant is not entitled to rent concessions or free rent.

         5. All conditions and obligations of Landlord relating to completion of tenant improvements and making the Premises ready for occupancy by Tenant have been satisfied or performed and all other conditions and obligations under the Lease to be satisfied or performed by Landlord as of the date hereof have been fully satisfied or performed.

         6. To Tenant's knowledge, there exists no defense to, or right of offset against, enforcement of the Lease by Landlord. Neither Tenant nor to Tenant's knowledge, Landlord is in default under the Lease and no event has occurred which, with the giving of notice or passage of time, or both, could result in such a default.

         7. Tenant has not received any notice of any present violation of any federal, state, county or municipal laws, regulations, ordinances, orders or directives relating to the use or condition of the Premises.

         8. Except as specifically stated in the Lease, Tenant has not been granted (a) any option to extend the term of the Lease; (b) any option to expand the Premises or to lease additional space with in the Premises; (c) any right to terminate the Lease prior to its stated expiration; or (d) any option or right of first refusal to purchase the Premises or any part thereof.

         9. Tenant acknowledges having been notified that Landlord's interest in and to the Lease has been, or will be, assigned to Assignee. Until further notice from Landlord, however, Tenant will continue to make all payments under the Lease to Landlord and otherwise look solely to Landlord for the performance of the Landlord's obligations under the Lease.

         The agreements and certifications set forth herein are made with the knowledge and intent that Assignee will rely on them in purchasing the Premises, and Assignee's successors and assigns may rely upon them for that purpose.

                                                Very truly yours,

                                                [TENANT]


                                                --------------------------------


                                                By:  ___________________________
                                                Name:  _________________________
                                                Title:  ________________________

                                   SCHEDULE A

                                      LEASE

                                                                    EXHIBIT F


                                     FORM OF
                            LANDLORD ESTOPPEL LETTER
                                __________, 2002



Berkshire Financial Holdings, Inc.
36 Winward Court
Collegeville, PA  19426

         Re:      ___________________,  as amended __________________  ("Lease")
                  by and between ______________ ("Landlord") and vBank, A Savings Bank ("Tenant") for the premises commonly known as ____________________ ("Premises")

Dear __________:

         In connection with the acquisition of vBank, A Savings Bank by Berkshire Financial Holdings, Inc. ("Assignee"), and the corresponding assignment of the above referenced Lease, the undersigned Landlord hereby certifies to Assignee that the following statements are true, correct and complete as of the date hereof:

         1. Tenant is the tenant under the Lease for the Premises. The term of the Lease commenced on _____________, and will expire on _____________. There have been no amendments, modifications or revisions to the Lease (except as set forth on Schedule A hereto), and there are no agreements of any kind between Landlord and Tenant regarding the Premises, except as provided in the attached Lease.

         2. Attached hereto as Schedule A is a true, correct and complete copy of the Lease which has been duly authorized and executed by Landlord and which is in full force and effect.

         3. Tenant has accepted and, to the Landlord's knowledge, is in sole possession of the Premises and is presently occupying the Premises. To the Landlord's knowledge, the Lease has not been assigned, by operation of law or otherwise, by Tenant, and no sublease, concession agreement or license, covering the Premises, or any portion of the Premises, has been entered into by Tenant.

         4. Tenant began paying rent on _____________. Tenant is obligated to pay rent under the Lease in the total amount of ________________________________ Dollars ($_____________), payable in ______ installments of ______________________________ Dollars ($__________) (subject to increases as provided in the Lease). No rent under the Lease has been paid to Landlord more than one (1) month in advance, and no other sums or security deposits have been deposited with Landlord, except in the amount $__________. (If none, state "NONE"). Tenant is not entitled to rent concessions or free rent.

         5. To the Landlord's knowledge, all conditions and obligations of Landlord relating to completion of tenant improvements and making the Premises ready for occupancy by Tenant have been satisfied or performed and all other conditions and obligations under the Lease to be satisfied or performed by Landlord and Tenant as of the date hereof have been fully satisfied or performed.

         6. To Landlord's knowledge, there exists no defense to, or right of offset against, enforcement of the Lease by Tenant. Neither Landlord nor, to Landlord's knowledge, Tenant is in default under the Lease and no event has occurred which, with the giving of notice or passage of time, or both, could result in such a default.

         7. Landlord has not received any notice of any present violation of any federal, state, county or municipal laws, regulations, ordinances, orders or directives relating to the use or condition of the Premises.

         8. Except as specifically stated in the Lease, Tenant has not been granted (a) any option to extend the term of the Lease, except as follows:
______________ (if none, state "NONE"); (b) any option to expand the Premises or to lease additional space with in the Premises, except as follows:
_______________ (if none, state "NONE"); (c) any right to terminate the Lease prior to its stated expiration, except as follows: _______________ (if none, state "NONE"); or (d) any option or right of first refusal to purchase the Premises or any part thereof, except as follows: ________________ (if none, state "NONE").

         The agreements and certifications set forth herein are made with the knowledge and intent that Assignee will rely on them in purchasing the Premises, and Assignee's successors and assigns may rely upon them for that purpose.

                                                Very truly yours,

                                                [LANDLORD]



                                                -------------------------------


                                                By:  __________________________
                                                Name:  ________________________
                                                Title:  _______________________

                                   SCHEDULE A

                                      LEASE

                                                                    EXHIBIT G

                          FORM OF BFHI PROMISSORY NOTE


         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. THIS SECURITY HAS BEEN ISSUED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION STATEMENT REQUIREMENTS OF THE SECURITIES ACT AND HAS NOT BEEN OFFERED PURSUANT TO A REGISTRATION STATEMENT FILED WITH, AND DECLARED EFFECTIVE BY, THE SECURITIES AND EXCHANGE COMMISSION ("SEC"). THIS SECURITY MAY NOT BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO THE TERMS SET FORTH IN SECTION 9 OF THIS INSTRUMENT.

                             USABANCSHARES.COM, INC.

                                 PROMISSORY NOTE


$2,976,000.00                                                _________ __, 2002
                                                     Philadelphia, Pennsylvania

         FOR VALUE RECEIVED, USABancShares.com, Inc., a Pennsylvania corporation (the "Company"), promises to pay to the order of Berkshire Financial Holdings, Inc. ("BFHI" or the "Holder"), at such place as the Holder hereof may from time to time designate in writing, in lawful money of the United States of America, without offset, the principal sum of Two Million and Nine Hundred and Seventy Six Thousand Dollars and No Cents ($2,976,000.00), together with interest as described below and in accordance with the following terms and provisions:

         1. Interest Rate. The unpaid principal balance of this Promissory Note (as the same may be amended, modified, supplemented, renewed or replaced from time to time, the "Note") outstanding from time to time shall bear interest at the rate of eight percent (8.0%) per annum. Interest shall accrue daily as set forth herein, shall be calculated using a 360 day year and shall be payable upon the Maturity Date to holders of record on the books of the Company as of the close of business on the fifteenth day of the month in which such payment is due to be made. The Note will bear interest from the original date of issuance of the Note to the Maturity Date (as defined below). Payment of interest shall be made by check mailed to the address of Holder or any assignee thereof as such address shall appear in the books of the Company or, in accordance with arrangements satisfactory to the Company, at the option of the Holder, by wire transfer to an account designated in writing by the Holder. If any payment under this Note shall become due on a Saturday, Sunday or public holiday under the laws of the Commonwealth of Pennsylvania, such payment shall be made on the next succeeding business day, but without the payment of any additional interest.

         2. Maturity Date. The entire unpaid principal balance of this Note, together with all accrued and unpaid interest, shall be due and payable upon the earliest to occur of (i) September 9, 2002, (ii) the consummation of the transactions contemplated by the Agreement and Plan of Reorganization among the Company, vBank, a Savings Bank, BFHI and BFHI Acquisition Corporation dated March 9, 2002 (the "Agreement") or (iii) the occurrence of a Termination Event, as defined in the Agreement (as the case may be, the "Maturity Date").

         3. Use of Loan Proceeds. The entire proceeds of the loan advanced by BFHI to the Company, as evidenced by this Note, shall only be used by the Company to repay outstanding indebtedness to Royal Bank of Pennsylvania in the principal amount of $2,626,000 and a loan from vBank, a Savings Bank to the Company in the principal amount of $350,000.

         4. Prepayment. The Company shall have the right to prepay the Note in whole, but not in part, without penalty or premium, at any time upon five (5) days prior written notice to the Holder at the Holder's address appearing on the records of the Company.

         5. No Collateral. This Note is not secured by any assets of Maker.

         6. Acceleration of Payment. If an Event of Default (as defined below) occurs and is continuing, then the Holder may declare the principal amount of and all accrued but unpaid interest on the Note to be due and payable immediately, by a notice in writing to the Company, and upon any such declaration, such principal amount and interest shall become immediately due and payable. Upon payment of such amounts, all obligations of the Company in respect of the payment of principal of and interest on the Note shall terminate.

         For purpose of this Note, an "Event of Default" means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law, pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (a) a decree or order by a court having jurisdiction in the premises shall have been entered adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, readjustment, arrangement, composition or similar relief for the Company under the Federal bankruptcy laws, or any other similar applicable law of any governmental unit, domestic or foreign, and such decree or order shall have continued undischarged or unstayed for a period of 90 days; or a decree or order or other decision of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of any person to act as a receiver or conservator or liquidator or trustee or assignee in bankruptcy or insolvency of the Company or of a substantial part of its property, or for the involuntary winding up or liquidation of its affairs, shall have been entered and such decree or order shall have remained in force undischarged and unstayed for a period of 90 days; or, under the provisions of any insolvency, bankruptcy, or other law for the relief or aid of creditors or depositors, any court, or agency or supervisory authority having jurisdiction in the premises shall assume custody or control of the Company or of a substantial part of its property, and such custody and control shall not be terminated or stayed within 90 days from the date of assumption of such custody or control; or any substantial part of the property of the Company shall be sequestered or attached and shall not be returned to the possession of the Company or released from such attachment within 90 days thereafter; or

                  (b) the Company shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization, readjustment, arrangement, composition or similar relief under the Federal bankruptcy laws, or any other similar applicable law of any governmental unit, domestic or foreign, or shall consent to the filing of any such petition or shall consent to the appointment of a receiver or conservator or liquidator or trustee or assignee in bankruptcy or insolvency of it or of a substantial part of its property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or if corporate action shall be taken by the Company in furtherance of any of the aforesaid purposes; or

                  (c) the Company fails to pay the principal or accrued interest on the Note at the Maturity Date and such failure is continued for ten days;

                  (d) the use by the Company of the Note proceeds for any reason other than as required by Section 3 hereof.

         7. No Impairment. The Company covenants that it shall not by amendment of its Articles of Incorporation or through reorganization, consolidation, merger, dissolution, issuance or sale of securities, sale of assets, or by any other voluntary act or deed, avoid or seek to avoid the observance or performance of any of its agreements, covenants, stipulations or conditions to be observed or performed by it hereunder.

         8. Transfer of Note.

                  (a) This Note may only be transferred in the manner set forth below and only subsequent to the Maturity Date.

                  (b) This Note has not been registered under the Securities Act of 1933 or any state securities laws. This Note has been issued pursuant to an exemption from the registration statement requirements of the Securities Act and has not been offered pursuant to any registration statement filed with, and declared effective by, the SEC. This Note may not be reoffered, sold, assigned, transferred, pledged, encumbered or otherwise disposed of except pursuant to an effective registration statement under such registration statement requirements or pursuant to an exemption from such requirements. The Holder of this Note by its acceptance hereof agrees to offer, sell or otherwise transfer such Security only (a) to the Company, (b) pursuant to Rule 144a, to a person it reasonably believes is a "Qualified Institutional Buyer" as defined in Rule 144a that purchases for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the transfer is being made in reliance on Rule 144a, (c) to an "Accredited Investor" within the meaning of subparagraph (a) (1),
         (2), (3) or (7) of Rule 501 under the Securities Act that is acquiring this Note for its own account, or for the account of an "Accredited Investor," for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act, or (d) pursuant to another available exemption from the registration statement requirements of the Securities Act, subject to the Company's right prior to any such offer, sale or transfer pursuant to clause (c) or (d) to require the delivery of an opinion of counsel, certification or other information satisfactory to it. The Holder of this Note agrees that it will comply with the foregoing restrictions.

                  (c) This Note shall be registered on the books of the Company kept at its principal office for that purpose, and shall be transferable only on such books by the registered owner hereof in person or by a duly authorized attorney upon surrender of this Note properly endorsed, and only in compliance with this Section 9.

         9. Notices. All notices, request, demands and other communications with respect hereto shall be in writing and shall be delivered by had, sent prepaid by Federal Express (or a comparable overnight delivery service) or sent by the United States mail, certified, postage prepaid, return receipt requested, to the following addresses:

                           (a)   If to the Holder:

                                 Berkshire Financial Services, Inc.
                                 36 Windward CourtCollegeville, PA   19426
                                 Attn:  Brian M. Hartline
                                        Chief Executive Officer

                           (b)   If to the Company:

                                 USABancShares.com, Inc.
                                 c/o vBank, a Savings Bank
                                 One Lincoln Plaza
                                 1535 Locust Street
                                 Philadelphia, PA  19102
                                 Attn:   Craig J. Scher
                                         President and Chief Executive Officer

         Any notice, request, demand or other communication delivered or sent in the manner aforesaid shall be deemed given or made (as the case may be) upon the earliest of (i) the date it is actually received, (ii) the business day after the day on which it is delivered by hand, (iii) the business day after the day on which it is properly delivered to Federal Express (or a comparable overnight delivery service), or (iv) the third business day after the day on which it is deposited in the United States mail. The Company or the Holder may change its address by notifying the other party of the new address in any manner permitted by this Section 9.

         10. Severability. If any provision of this Note, or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of the provisions of this Note, or the application of such provision to other persons or circumstances, shall not be affected thereby, and each provision of this Note shall be valid and enforceable to the fullest extent permitted by law.

         11. Successors and Assigns. This Note shall be binding upon and inure to the benefit of the Company and the Holder, and their respective successors and assigns; provided, however, that the Company may not assign or delegate its rights or obligations hereunder without the prior written consent of the Holder.

         12. Payments. All payments due hereunder, if any, shall be made in immediately available funds.

         13. Governing Law. This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without reference to conflict of law principles.

         14. Miscellaneous. No provision of this Note shall alter or impair the obligation of the Maker, which is absolute and unconditional, to pay the principal of, and interest on, this Note at the time, place and rate and in the coin or currency or stock, herein prescribed. This Note is a direct obligation of the Maker.

         IN WITNESS WHEREOF, the Company has executed this Note as of the date first written above.

                                              USABancshares.com, inc.


                                              By:___________________________
                                              Name:     Daniel J. Machon, Jr.
                                              Title:    Chief Financial Officer

                                                                     EXHIBIT H

                               AGREEMENT OF MERGER

         This Agreement of Merger is dated as of March 9, 2002, by and between BFHI Acquisition Corporation ("Acquisition"), a Pennsylvania corporation, and USABancShares.com, Inc. ("USAB"), a Pennsylvania corporation.

         WHEREAS, Acquisition and USAB have entered into an Agreement and Plan of Reorganization, dated as of the date hereof (the "Reorganization Agreement"); and

         WHEREAS, pursuant to the Reorganization Agreement and this Agreement of Merger, and subject to the terms and conditions set forth therein and herein, Acquisition shall be merged with and into USAB, with USAB the surviving corporation of such merger;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Reorganization Agreement, the parties hereto do mutually agree as follows:

                                     ARTICLE

                                   DEFINITIONS

         Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

         1.1 "EFFECTIVE TIME" shall mean the date and time which the Merger contemplated by this Agreement of Merger becomes effective as provided in
Section 2.2 of this Agreement of Merger.

         1.2 "USAB COMMON STOCK" shall mean the common stock, par value $1.00 per share, of USAB.

         1.3 "MERGER" shall refer to the merger of Acquisition with and into USAB as provided in Section 2.1 of this Agreement of Merger.

         1.4 "MERGING CORPORATION" shall collectively refer to Acquisition and USAB.

         1.5 "ACQUISITION COMMON STOCK" shall mean the common stock, par value $.01 per share, of Acquisition.

         1.6 "STOCKHOLDER MEETING" shall mean the meeting of the stockholders of USAB held pursuant to Section 5.2 of the Reorganization Agreement.

         1.7 "SURVIVING CORPORATION" shall mean USAB as the surviving corporation of the Merger.

                                   ARTICLE II

                               TERMS OF THE MERGER

         2.1 THE MERGER. Subject to the terms and conditions set forth in the Reorganization Agreement, at the Effective Time, Acquisition shall be merged with and into USAB pursuant to Chapter 19, Subchapter C of the Pennsylvania Business Corporation Law ("PBCL"). USAB shall be the Surviving Corporation of the Merger and shall continue to be governed by the laws of the Commonwealth of Pennsylvania. At the Effective Time, the separate existence and corporate organization of Acquisition shall cease, and USAB shall thereupon and thereafter possess all the rights, privileges, powers and franchises of a public as well as of a private nature of each of Acquisition and USAB; and be subject to all the restrictions, disabilities and duties of each of Acquisition and USAB; and all and singular, the rights, privileges, powers and franchises of each of Acquisition and USAB, and all property, real, personal and mixed, and all debts due to either Acquisition or USAB on whatever account, as well for stock subscriptions and all other things in action or belonging to each of Acquisition and USAB shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of, respectively, Acquisition and USAB, and the title to any real estate vested by deed or otherwise, under the laws of the Commonwealth of Pennsylvania or elsewhere in either Acquisition or USAB shall not revert or be in any way impaired by reason of the Merger, but all rights of creditors and all liens upon any property of either of Acquisition or USAB shall be preserved unimpaired, and all debts, liabilities and duties of Acquisition and USAB shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

         2.2 EFFECTIVE TIME. The Merger shall become effective on the date and at the time that Articles of Merger are executed and filed with the Secretary of State of the Commonwealth of Pennsylvania pursuant to Section 1927 of the PBCL, unless a later date and time is specified as the Effective Time in such Articles of Merger.

         2.3 NAME OF THE SURVIVING CORPORATION. The name of the Surviving Corporation shall be "USABancShares.com, Inc."

         2.4 ARTICLES OF INCORPORATION. On and after the Effective Time, the Articles of Incorporation of USAB shall be the Articles of Incorporation of the Surviving Corporation until amended in accordance with applicable law.

         2.5 BYLAWS. On and after the Effective Time, the Bylaws of USAB shall be the Bylaws of the Surviving Corporation until amended in accordance with applicable law.

                                   ARTICLE III

                               TERMS OF THE MERGER

         3.1 CONVERSION OF USAB COMMON STOCK. Subject to Section 3.2 hereof, each share of USAB Common Stock outstanding immediately prior to the Effective Time, other than (i) shares held by USAB or the Bank and (ii) USAB Dissenting Shares (as hereinafter defined), shall be converted into the right to receive $0.60 per share in cash in accordance with the terms of Section 2.6(c) of the Reorganization Agreement.

         3.2 EXCHANGE OF CERTIFICATE FOR STOCK AND/OR CASH. After the Effective Time, each holder of a certificate for theretofore outstanding shares of USAB Common Stock, shall be surrendered and exchanged for cash in the manner provided in Section 2.7 of the Reorganization Agreement.

         3.3 DISSENTING SHARES. Notwithstanding anything in this Agreement of Merger to the contrary, shares of USAB Common Stock which are outstanding immediately prior to the Effective Time and which are held by stockholders who shall not have voted such shares in favor of the Reorganization Agreement and this Agreement of Merger and who shall have satisfied all of the applicable requirements of Chapter 15, Subchapter D of the PBCL ("USAB Dissenting Shares"), shall not be converted into the right to receive, or be exchangeable for, cash as set forth in Section 3.1 hereof, but the holders thereof shall be entitled to payment of the fair value of such shares in accordance with said section of the PBCL, subject to the procedures and the conditions specified in such provision of the PBCL, unless and until such holders shall have failed to perfect or shall have effectively withdrawn or lost their right to appraisal and payment under such law. If any such holder shall have failed to perfect or shall have effectively withdrawn or lost such right of appraisal, the shares of USAB Common Stock held by such holder shall thereupon be deemed to have been converted into the right to receive, or be exchangeable at the Effective Time for, cash as provided in 2.6(c) of the Reorganization Agreement.

         3.4 ACQUISITION COMMON STOCK. The shares of Acquisition Common Stock issued and outstanding immediately prior to the Effective Time shall, on and after the Effective Time, become the issued and outstanding common stock of the Surviving Corporation.

                                   ARTICLE IV

                                  MISCELLANEOUS


         4.1 CONDITIONS PRECEDENT. The respective obligations of each party under this Agreement of Merger shall be subject to the satisfaction, or waiver by the party permitted to do so, of the conditions set forth in Article VI of the Reorganization Agreement.

         4.2 TERMINATION. This Agreement of Merger shall be terminated automatically without further act or deed of either of the parties hereto in the event of the termination of the Reorganization Agreement in accordance with
Section 7.1 thereof.

         4.3 AMENDMENTS. To the extent permitted by the PBCL, this Agreement of Merger may be amended by a subsequent writing signed by each of the parties hereto upon the approval of the Board of Directors of each of the parties hereto; provided, however, that the provisions of Article III of this Agreement of Merger relating to the consideration to be paid for the shares of USAB Common Stock shall not be amended after the meeting of stockholders of USAB so as to modify either the amount or the form of such consideration or to otherwise materially adversely affect the shareholder of USAB without the approval of the stockholders of USAB.

         4.5 SUCCESSORS. This Agreement of Merger shall be binding on the successors of Acquisition and USAB.

         IN WITNESS WHEREOF, Acquisition and USAB have caused this Agreement of Merger to be executed by their duly authorized officers as of the day and year first above written.

                                           BFHI ACQUISITION CORPORATION

Attest:

______________________                     By:   ______________________________
Cheryl K. Rossi                                  Brian H. Hartline
                                                 Chief Executive Officer


                                           USABANCSHARES.COM, INC.

Attest:

______________________                     By:   ______________________________
Craig J. Scher                                   Daniel J. Machon, Jr.
                                                 Chief Financial Officer

                                TABLE OF CONTENTS

                                                                                                               Page
Article I             DEFINITIONS................................................................................2

Article II            THE MERGER.................................................................................7

         2.1      The Merger.....................................................................................7

         2.2      Effect of the Merger...........................................................................7

         2.3      Articles of Incorporation and Bylaws...........................................................7

         2.4      Directors and Officers.........................................................................7

         2.5      Effective Time.................................................................................8

         2.6      Effect on Outstanding Shares...................................................................8

         2.7      Shareholder Rights; Stock Transfers and Exchange Procedures....................................8

         2.8      Dissenting Shares.............................................................................10

         2.9      Additional Actions............................................................................10

Article III           REPRESENTATIONS AND WARRANTIES OF USAB AND THE BANK.......................................10

         3.1      Capital Structure of USAB.....................................................................10

         3.2      Organization, Standing and Authority of USAB..................................................11

         3.3      Ownership of USAB's Subsidiaries..............................................................11

         3.4      Organization, Standing and Authority of USAB's Subsidiaries...................................12

         3.5      Authorized and Effective Agreement; Consents and Approvals....................................12

         3.6      Securities Documents and Regulatory Reports...................................................13

         3.7      Financial Statements..........................................................................14

         3.8      Material Adverse Change.......................................................................15

         3.9      Environmental Matters.........................................................................15

         3.10     Tax Matters...................................................................................16

         3.11     Legal Proceedings.............................................................................18

         3.12     Compliance with Laws..........................................................................19

         3.13     Employee Benefit Plans........................................................................19

         3.14     Certain Contracts.............................................................................21

         3.15     Brokers and Finders...........................................................................22

         3.16     Insurance.....................................................................................22

         3.17     Properties....................................................................................22

         3.18     Labor.........................................................................................23

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

                                TABLE OF CONTENTS
                                  (continued)


         3.19     Transactions with Affiliates..................................................................23

         3.20     Loans; Nonperforming Loans and Classified Assets..............................................23

         3.21     Administration of Fiduciary Duties............................................................24

         3.22     Required Vote.................................................................................24

         3.23     Proxy Statement and Private Placement Memorandum Information..................................24

         3.24     Disclosures...................................................................................25

Article IV            REPRESENTATIONS AND WARRANTIES OF BFHI AND ACQUISITION....................................25

         4.1      Capital Structure of BFHI.....................................................................25

         4.2      Organization, Standing and Authority of BFHI..................................................25

         4.3      Ownership of Subsidiaries.....................................................................26

         4.4      Organization, Standing and Authority of Acquisition...........................................26

         4.5      Authorized and Effective Agreement; Consents and Approvals....................................26

         4.6      Legal Proceedings.............................................................................27

         4.7      Brokers and Finders...........................................................................27

         4.8      Proxy Statement and Private Placement Memorandum Information..................................28

         4.9      Disclosures...................................................................................28

Article V             COVENANTS.................................................................................28

         5.1      Reasonable Best Efforts.......................................................................28

         5.2      Solicitation of Shareholder Approval..........................................................28

         5.3      Regulatory and Other Matters..................................................................29

         5.4      Investigation and Confidentiality.............................................................30

         5.5      Press Releases................................................................................30

         5.6      Business of USAB and the Bank.................................................................30

         5.7      Current Information...........................................................................34

         5.8      Benefit Plans, Directors and Employment Matters...............................................34

         5.9      Indemnification; Insurance....................................................................35

         5.10     Real Estate...................................................................................36

         5.11     Disclosure Supplements........................................................................36

         5.12     Failure to Fulfill Conditions.................................................................36

         5.13     Bridge Loan...................................................................................37



                                                                                                               Page
         5.14     Offering......................................................................................37

         5.15     Certain Policies..............................................................................37

         5.16     USAB Options and Warrants.....................................................................38

Article VI            CONDITIONS PRECEDENT......................................................................38

         6.1      Conditions Precedent  - All Parties...........................................................38

         6.2      Conditions Precedent - USAB and the Bank......................................................39

         6.3      Conditions Precedent - BFHI and Acquisition...................................................39

Article VII           TERMINATION, WAIVER AND AMENDMENT.........................................................40

         7.1      Termination...................................................................................40

         7.2      Effect of Termination.........................................................................41

         7.3      Survival of Representations, Warranties and Covenants.........................................42

         7.4      Waiver........................................................................................42

         7.5      Amendment or Supplement.......................................................................42

Article VIII          MISCELLANEOUS.............................................................................42

         8.1      Expenses; Termination Fee.....................................................................42

         8.2      Entire Agreement..............................................................................45

         8.3      Assignment; Successors........................................................................45

         8.4      Notices.......................................................................................45

         8.5      Alternative Structure.........................................................................46

         8.6      Interpretation................................................................................46

         8.7      Counterparts..................................................................................47

         8.8      Governing Law.................................................................................47


EXHIBIT A   Form Of Stockholder Agreement..................................A-1

EXHIBIT B   Form Of Stock Option Agreement.................................B-1

EXHIBIT C   Form Of Agreement And Plan Of Merger Of
            UsabancShares.com, Inc. With Berkshire Financial Holdings,
            Inc. ..........................................................C-1

EXHIBIT D   Agreement......................................................D-1

EXHIBIT E   Form Of Tenant Estoppel Letter.................................E-1

EXHIBIT F   Form Of Landlord Estoppel Letter...............................F-1

EXHIBIT G   Form Of Bfhi Promissory Note...................................G-1

EXHIBIT H   Agreement Of Merger............................................H-1